Exhibit 10.13

TERM LOAN AGREEMENT

by and between

RRE FARRINGTON HOLDINGS, LLC,

a Delaware limited liability company,

as Borrower,

and

BANK OF AMERICA, N.A.,

a national banking association,

as Lender,

with respect to

a 411 unit garden style multi-family community known as “Farrington Lake” located at

6123 Farrington Rd., Chapel Hill, Orange County, North Carolina

i

ii

Schedules to Term Loan Agreement

Schedule 1	Definitions

Schedule 2	Intentionally Omitted

Schedule 3	Intentionally Omitted

Schedule 4	Leasing and Tenant Matters

Schedule 5	Tax and Insurance Reserve Deposits

Schedule 6	Intentionally Omitted

Schedule 7	Swap Contracts

Schedule 8	Financial Covenants

Schedule 9	Forms of Compliance Certificate

Schedule 10	Form of Deposit Account Control Agreement

iii

TERM LOAN AGREEMENT

This TERM LOAN AGREEMENT (this “Agreement”) is made as of the      day of July, 2015, by and between RRE FARRINGTON HOLDINGS, LLC, a Delaware limited liability company (“Borrower”), and BANK OF AMERICA, N.A., a national banking association (“Lender”). construction

Recitals

Borrower has applied to Lender for a loan for the purpose of refinancing the real property that will serve as collateral for the loan and financing the costs of renovating the Improvements (as hereinafter defined) located on the real property. Lender has agreed to make the loan on the terms and conditions set forth in this Agreement and in the other documents evidencing and securing the loan.

Now, therefore, in consideration of the premises, and in further consideration of the mutual covenants and agreements herein set forth and of the sum of Ten Dollars ($10.00) paid by each party to the other, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, covenant and agree as follows:

Agreements

Article I

General Information.

Section 1.1 Conditions to Closing.

The conditions precedent to closing the Loan and recording the Mortgage are set forth in the Closing Checklist and in this Agreement.

Section 1.2 Schedules.

The Schedules attached to this Agreement are incorporated herein and made a part hereof.

Section 1.3 Defined Terms.

Capitalized terms in this Agreement shall have the meanings ascribed to such terms in the Preamble hereto and in Schedule 1.

Article II

Terms of the Loan.

Section 2.1 The Loan.

Borrower agrees to borrow the Loan from Lender, and Lender agrees to lend the Loan to Borrower, subject to the terms and conditions herein set forth, in an amount not to exceed the Loan Amount. Interest shall accrue and be payable in arrears only on sums advanced hereunder for the period of time outstanding. The Loan is not a revolving loan; amounts repaid may not be re-borrowed.

Section 2.2 Initial Advance.

At closing, Lender shall advance Loan proceeds in the amount, and to the parties, specified in the closing statement agreed upon between Borrower and Lender.

Section 2.3 Intentionally Omitted.

Section 2.4 Intentionally Omitted.

Section 2.5 Liability of Lender.

Lender shall in no event be responsible or liable to any Person other than Borrower for the disbursement of or failure to disburse the Loan proceeds or any part thereof and no Person other than Borrower shall have any right or claim against Lender under this Agreement or the other Loan Documents.

Article III

Representations and Warranties.

Borrower represents and warrants to Lender that:

Section 3.1 Organization, Power and Authority of Borrower; Loan Documents.

Borrower (a) is a limited liability company duly organized, existing and in good standing under the Laws of the state in which it is organized and is duly qualified to do business and in good standing in the state in which the Land is located (if different from the state of its formation) and in any other state where the nature of Borrower’s business or property requires it to be qualified to do business, and (b) has the power, authority and legal right to own its property and carry on the business now being conducted by it and to engage in the transactions contemplated by the Loan Documents. The Loan Documents to which Borrower is a party have been duly executed and delivered by Borrower, and the execution and delivery of, and the carrying out of the transactions contemplated by, such Loan Documents, and the performance and observance of the terms and conditions thereof, have been duly authorized by all necessary organizational action by and on behalf of Borrower. The Loan Documents to which Borrower is a party constitute the valid and legally binding obligations of Borrower and are fully enforceable against Borrower in accordance with their respective terms, except to the extent that such enforceability may be limited by Laws generally affecting the enforcement of creditors’ rights.

Section 3.2 Other Documents; Laws.

The execution and performance of the Loan Documents to which Borrower is a party and the consummation of the transactions contemplated thereby will not conflict with, result in any breach of, or constitute a default under, the organizational documents of Borrower, or, to the best of Borrower’s knowledge, any contract, agreement, document or other instrument to which Borrower is a party or by which Borrower or any of its properties may be bound or affected, and such actions do not and, to the best of Borrower’s knowledge, will not violate or contravene any Law to which Borrower is subject. Such actions do not and will not violate or contravene any Law to which Borrower, the Property, or any tenant under any Lease is subject, including the Controlled Substances Act.

Section 3.3 Taxes.

Borrower has filed all federal, state, county and municipal tax returns required to have been filed by Borrower and has paid all Taxes which have become due pursuant to such returns or pursuant to any tax assessments received by Borrower.

Section 3.4 Legal Actions.

There are no Claims or investigations by or before any court or Governmental Authority, pending, or to the best of Borrower’s knowledge and belief, threatened against or affecting Borrower, Borrower’s business or the Property. Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any Governmental Authority affecting Borrower or the Property.

Section 3.5 Nature of Loan.

Borrower is a business or commercial organization. The Loan is being obtained solely for business or investment purposes, and will not be used for personal, family, household or agricultural purposes.

Section 3.6 Trade Names.

Borrower conducts its business under the name set forth in the Preamble to this Agreement and “Farrington” and makes no use of any other trade names in connection therewith, unless such trade names have been previously disclosed to Lender in writing.

Section 3.7 Financial Statements.

The financial statements heretofore delivered by Borrower and each Guarantor to Lender are true and correct in all material respects, have been prepared in accordance with sound accounting principles consistently applied, and fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof.

Section 3.8 No Material Adverse Change.

No material adverse change has occurred in the financial conditions reflected in the financial statements of Borrower or any Guarantor since the respective dates of such statements, and no material additional liabilities have been incurred by Borrower since the dates of such statements other than the borrowings contemplated herein or as approved in writing by Lender.

Section 3.9 ERISA and Prohibited Transactions.

As of the date hereof and throughout the term of the Loan: (a) Borrower is not and will not be (i) an “employee benefit plan,” as defined in Section 3(3) of ERISA, (ii) a “governmental plan” within the meaning of Section 3(32) of ERISA, or (iii) a “plan” within the meaning of Section 4975(e) of the Code; (b) the assets of Borrower do not and will not constitute “plan assets” within the meaning of the United States Department of Labor Regulations set forth in Section 2510.3-101 of Title 29 of the Code of Federal Regulations; (c) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of fiduciaries with respect to governmental plans; and (d) Borrower will not engage in any transaction that would cause any Obligation or any action taken or to be taken hereunder (or the exercise by Lender of any of its rights under the Mortgage or any of the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code. Borrower agrees to deliver to Lender such certifications or other evidence of compliance with the provisions of this Section as Lender may from time to time reasonably request.

Section 3.10 Compliance with Laws and Zoning and Other Requirements; Encroachments.

To the best of Borrower’s knowledge, Borrower is in compliance with the requirements of all applicable Laws. To Borrower’s knowledge, the use of the Property complies with applicable zoning ordinances, regulations and restrictive covenants affecting the Land. To the best of Borrower’s knowledge, all use and other requirements of any Governmental Authority having jurisdiction over the Property have been satisfied. To Borrower’s knowledge, no violation of any Law exists with respect to the Property. To the best of Borrower’s knowledge and except as set forth on the Survey, the Improvements are constructed entirely on the Land and do not encroach upon any easement or right-of-way, or upon the land of others. To the best of Borrower’s knowledge or as otherwise set forth on the Survey delivered to Lender or in any reports regarding the Property delivered to Lender, the Improvements comply with all applicable building restriction lines and set-backs, however established, and are in strict compliance with all applicable use or other restrictions and the provisions of all applicable agreements, declarations and covenants and all applicable zoning and subdivision ordinances and regulations.

Section 3.11 Certificates of Occupancy.

All certificates of occupancy and other permits and licenses necessary or required in connection with the use and occupancy of the Improvements have been validly issued.

Section 3.12 Utilities; Roads; Access.

All utility services necessary for the operation of the Improvements for their intended purposes have been fully installed, including telephone service, cable television, water supply, storm and sanitary sewer facilities, natural gas and electric facilities, including cabling for telephonic and data communication, and the capacity to send and receive wireless communication. All roads and other accesses necessary to serve the Land and Improvements have been completed, to the best of Borrower’s knowledge, are serviceable in all weather, and where required by the appropriate Governmental Authority, have been dedicated to and formally accepted by such Governmental Authority.

Section 3.13 Other Liens.

Except for contracts for labor, materials and services furnished or to be furnished in connection with any construction at the Property, Borrower has made no contract or arrangement of any kind the performance of which by the other party thereto would give rise to a lien on the Property

Section 3.14 No Defaults.

To the best of Borrower’s knowledge, there is no Default or Event of Default under any of the Loan Documents, and there is no default or event of default under any material contract, agreement or other document related to the construction or operation of the Improvements.

Section 3.15 Affirmation of Representations and Warranties.

Each draw request or other request for an advance hereunder and each receipt of the funds requested thereby shall constitute an affirmation that: (a) to the best of Borrower’s knowledge, no uncured Default or Event of Default has occurred hereunder; and (b) the foregoing representations and warranties of Borrower are true and correct in all material respects as of the date of the draw request or other request for an advance and, unless Lender is notified to the contrary prior to the disbursement of the advance requested, will be so on the date of the disbursement.

Section 3.16 OFAC and Other Sanctions.

Neither Borrower nor any of its subsidiaries (collectively, the “Company”) or, to the knowledge of the Company, any director, officer, employee, agent, Affiliate or representative of the Company is a Person currently the subject of any Sanctions, nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions.

Article IV

Affirmative Covenants and Agreements.

Borrower covenants as of the date hereof and until such time as all Obligations shall be indefeasibly paid and performed in full, that:

Section 4.1 Compliance with Laws; Use of Proceeds.

Borrower shall comply with all Laws and all orders, writs, injunctions, decrees and demands of any court or any Governmental Authority affecting Borrower or the Property. Borrower shall use all proceeds of the Loan for the purposes contemplated herein and which are not in contravention of any Law or any Loan Document.

Section 4.2 Inspections; Cooperation.

Borrower shall permit representatives of Lender to enter upon the Land during normal business hours subject to the prior notice requirement set forth below, except that entry may be had at any time during an emergency or in connection with the same, to inspect the Improvements and any and all materials to be used in connection with any construction at the Property, including any construction of improvements, to examine all detailed plans and shop drawings and similar materials as well as all books and records of Borrower (regardless of where maintained) and all supporting vouchers and data and to make copies and extracts therefrom and to discuss the affairs, finances and accounts pertaining to the Loan and the Improvements with representatives of Borrower. Borrower shall at all times cooperate and use its best efforts to and cause each and every one of its contractors, subcontractors and material suppliers to cooperate with the representatives of Lender in connection with or in aid of the performance of Lender’s functions under this Agreement. Except in the event of an emergency, Lender shall give Borrower at least twenty-four (24) hours’ notice by telephone in each instance before entering upon the Land and/or exercising any other rights granted in this Section. The cost of any and all such inspections by Lender or any representative of Lender, including any construction consultant, shall be paid for by Borrower.

Section 4.3 Payment and Performance of Contractual Obligations.

Borrower shall perform in a timely manner all of its obligations under any and all contracts and agreements related to any construction activities at the Property or the maintenance or operation of the Improvements, and Borrower will pay when due all bills for services or labor performed and materials supplied in connection with such construction, maintenance and/or operation. Within sixty (60) days after the filing of any mechanic’s lien or other lien or encumbrance against the Property, Borrower will promptly discharge the same by payment or filing a bond or otherwise as permitted by Law. So long as Lender’s security has been protected by the filing of a bond or otherwise in a manner satisfactory to Lender in its sole and absolute discretion, Borrower shall have the right to contest in good faith any claim, lien or encumbrance, provided that Borrower does so diligently and without prejudice to Lender or delay in completing construction of any improvements.

Section 4.4 Insurance.

Borrower shall maintain the following insurance at its sole cost and expense:

(a) Insurance against Casualty to the Property under a policy or policies covering such risks as are presently included in “special form” (also known as “all risk”) coverage, including such risks as are ordinarily insured against by similar businesses, but in any event including fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, damage from aircraft, smoke, vandalism, malicious mischief and acts of terrorism. Such insurance shall name Lender as mortgagee and loss payee. Unless otherwise agreed in writing by Lender, such insurance shall be for the full insurable value of the Property on a replacement cost basis, with a deductible amount, if any, satisfactory to Lender. No policy of insurance shall be written such that the proceeds thereof will produce less than the minimum coverage required by this Section by reason of co-insurance provisions or otherwise. The term “full insurable value” means one hundred percent (100%) of the actual replacement cost of the Property, including furniture, fixtures and improvements (excluding foundation and excavation costs and costs of underground flues, pipes, drains and other uninsurable items).

(b) Comprehensive (also known as commercial) general liability insurance on an “occurrence” basis against claims for “personal injury” liability and liability for death, bodily injury and damage to property, products and completed operations, in limits satisfactory to Lender with respect to any one occurrence and the aggregate of all occurrences during any given annual policy period. Such insurance shall name Lender as an additional insured.

(c) Workers’ compensation insurance for all employees of Borrower in such amount as is required by Law and including employer’s liability insurance, if required by Lender.

(d) During any period of construction of improvements, Borrower shall maintain, or cause others to maintain, such insurance as may be reasonably required by Lender of the type customarily carried in the case of similar construction for one hundred percent (100%) of the full replacement cost of materials stored at or upon the Property. During any period of other construction upon the Property, Borrower shall maintain, or cause others to maintain, builder’s risk insurance (non-reporting form) of the type customarily carried in the case of similar construction for one hundred percent (100%) of the full replacement cost of work in place and materials stored at or upon the Property.

(e) If at any time any portion of any structure on the Property is insurable against Casualty by flood and is located in a Special Flood Hazard Area under the Flood Disaster Protection Act of 1973, as amended, a flood insurance policy on the structure and Borrower owned contents in form and amount acceptable to Lender in its reasonable discretion but in no amount less than the amount sufficient to meet the requirements of applicable Law (including any applicable bank regulatory standards or regulations) as such requirements may from time to time be in effect.

(f) Loss of rental value insurance or business interruption insurance in an amount equal to twelve (12) months of the projected gross income of the Property and an extended period of indemnity endorsement providing an additional twelve (12) months’ loss of rental value or business interruption insurance after the Property has been restored or until the projected gross income returns to the level that existed prior to the loss, whichever is first to occur.

(g) Such other and further insurance as may be required from time to time by Lender in order to comply with regular requirements and practices of Lender in similar transactions including, if required by Lender, boiler and machinery insurance, pollution liability insurance, wind insurance, volcano insurance, and earthquake insurance, so long as any such insurance is generally available at commercially reasonable premiums as determined by Lender from time to time in its reasonable discretion.

Each policy of insurance (i) shall be issued by one or more insurance companies each of which must have an A.M. Best Company financial and performance rating of A-IX or better and are qualified or authorized by the Laws of the State to assume the risks covered by such policy, (ii) with respect to the insurance described under the preceding Subsections (a), (d), (e) and (f), shall have attached thereto standard non-contributing, non-reporting mortgagee clauses in favor of and entitling Lender without contribution to collect any and all proceeds payable under such insurance, either as sole payee or as joint payee with Borrower, (iii) shall provide that such policy shall not be canceled or modified for nonpayment of premiums without at least ten (10) days prior written notice to Lender, or for any other reason without at least ten (10) days prior written notice to Lender, and (iv) shall provide that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Borrower which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment. Borrower shall promptly pay all premiums when due on such insurance and, not less than thirty (30) days prior to the expiration dates of each such policy, Borrower will deliver to Lender acceptable evidence of insurance, such as a renewal policy or policies marked “premium paid” or other evidence satisfactory to Lender reflecting that all required insurance is current and in force. Borrower will immediately give Notice to Lender of any cancellation of, or change in, any insurance policy. Lender shall not, because of accepting, rejecting, approving or obtaining insurance, incur any liability for (A) the existence, nonexistence, form or legal sufficiency thereof, (B) the solvency of any insurer, or (C) the payment of losses. Borrower may satisfy any insurance requirement hereunder by providing one or more “blanket” insurance policies, subject to Lender’s approval (such approval not to be unreasonably withheld or delayed) in each instance as to limits, coverages, forms, deductibles, inception and expiration dates, and cancellation provisions.

Section 4.5 Adjustment of Condemnation and Insurance Claims.

Borrower shall give prompt Notice to Lender of any Casualty or any Condemnation or threatened Condemnation for which Borrower receives written notice thereof. Lender is authorized, at its sole and absolute option, to commence, appear in and prosecute, in its own or Borrower’s name, any action or proceeding relating to any Condemnation or Casualty, and to make proof of loss for and to settle or compromise any Claim in connection therewith. In the event that Borrower is entitled to the receipt of such proceeds to use the same for repair and restoration pursuant to Section 4.6 below and the amount of such Claim does not exceed $1,000,000.00, then Borrower shall be entitled, after prior written notice to Lender, to make proof of loss for and to settle or compromise such claim and receive the proceeds thereof, not to exceed $1,000,000.00. Borrower covenants to use any and all such proceeds received by it pursuant hereto to pay for the costs of repair and restoration of the Property and any balance remaining shall be used to prepay the outstanding balance of the Loan. Except as otherwise provided herein, Lender shall have the right to receive all Condemnation Awards and Insurance Proceeds, and may deduct therefrom any and all of its Expenses. However, so long as no Event of Default has occurred and is continuing and Borrower is diligently pursuing its rights and remedies with respect to a Claim, Lender will obtain Borrower’s written consent (which consent shall not be unreasonably withheld or delayed) before making proof of loss for or settling or compromising such Claim. Borrower agrees to diligently assert its rights and remedies with respect to each Claim and to promptly pursue the settlement and compromise of each Claim subject to Lender’s approval, which approval shall not be unreasonably withheld or delayed. If, prior to the receipt by Lender of any Condemnation Award or Insurance Proceeds, the Property shall have been sold at sheriff’s, trustee’s or other execution sale pursuant to the provisions of the Mortgage or a judgment under the Note, Lender shall have the right to receive such funds (a) to the extent of any deficiency found to be due upon such sale with interest thereon (whether or not a deficiency judgment on the Mortgage shall have been sought or recovered or denied), and (b) to the extent necessary to reimburse Lender for its Expenses. If any Condemnation Awards or Insurance Proceeds are paid to Borrower, Borrower shall receive the same in trust for Lender. Within ten (10) days after Borrower’s receipt of any Condemnation Awards or Insurance Proceeds, except with respect to a Claim to which Borrower is entitled to receive the Proceeds as aforesaid, Borrower shall deliver such awards or proceeds to Lender in the form in which they were received, together with any endorsements or documents that may be necessary to effectively negotiate or transfer the same to Lender. Borrower agrees to execute and deliver from time to time, upon the request of Lender, such further instruments or documents as may be reasonably requested by Lender to confirm the grant and assignment to Lender of any Condemnation Awards or Insurance Proceeds.

Section 4.6 Utilization of Net Proceeds.

(a) Subject as hereinabove provided in Section 4.5, Net Proceeds must be utilized either for payment of the Obligations or for the restoration of the Property. Net Proceeds may be utilized for the restoration of the Property only if no Default shall exist and only if in the reasonable judgment of Lender (i) there has been no material adverse change in the financial viability of the Improvements, (ii) the Net Proceeds, together with other funds deposited with Lender for that purpose, are sufficient to pay the cost of the restoration pursuant to a budget and plans and specifications approved by Lender, (iii) the restoration can be completed prior to the final maturity of the Loan and prior to the date required by any purchase and sale agreement, and (iv) following restoration, the Property will have a fair market value at least equal to its fair market value immediately prior to the Casualty or Condemnation. Otherwise, Net Proceeds shall be utilized for payment of the Obligations, in such order as determined by Lender in the exercise of its sole discretion.

(b) If Net Proceeds are to be utilized for the restoration of the Property, the Net Proceeds, together with any other funds deposited with Lender for that purpose, must be deposited in a Borrower’s Deposit Account, which shall be an interest-bearing account, with all accrued interest to become part of Borrower’s deposit. Borrower agrees that it shall include all interest and earnings on any such deposit as its income (and, if Borrower is a partnership or other pass-through entity, the income of its partners, members or beneficiaries, as the case may be), and shall be the owner of all funds on deposit in the Borrower’s Deposit Account for federal and applicable state and local tax purposes. Lender shall have the exclusive right to manage and control all funds in the Borrower’s Deposit Account, but Lender shall have no fiduciary duty with respect to such funds. Prior to the advance by Lender of any funds so deposited and the commencement of such restoration, Borrower shall take all steps reasonably necessary to avoid the imposition of any mechanics’ liens on the Property or the Improvements. Thereafter, Lender will advance the deposited funds from time to time to Borrower for the payment of costs of restoration of the Property upon presentation of evidence acceptable to Lender that such restoration has been completed satisfactorily and lien-free. If at any time Lender determines that there is a deficiency in the funds available in the Borrower’s Deposit Account to complete the restoration as contemplated, then Borrower will promptly deposit in the Borrower’s Deposit Account additional funds equal to the amount of the deficiency. Any account fees and charges may be deducted from the balance, if any, in the Borrower’s Deposit Account. Borrower grants to Lender a security interest in the Borrower’s Deposit Account and all funds hereafter deposited to such deposit account, and any proceeds thereof, as security for the Obligations. Such security interest shall be governed by the Uniform Commercial Code of the State, and Lender shall have available to it all of the rights and remedies available to a secured party thereunder. The Borrower’s Deposit Account may be established and held in such name or names as Lender shall deem appropriate, including in the name of Lender. From and after the occurrence of an Event of Default, Borrower hereby constitutes and appoints Lender and any officer or agent of Lender its true and lawful attorneys-in-fact with full power of substitution to open the Borrower’s Deposit Account and to do any and every act that Borrower might do on its own behalf to fulfill the terms of this Section. To the extent permitted by Law, Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. It is understood and agreed that this power of attorney, which shall be deemed to be a power coupled with an interest, cannot be revoked.

Section 4.7 Management.

Borrower at all times shall provide for the competent and responsible management and operation of the Property. At all times, Borrower shall cause the Property to be managed by an Approved Manager pursuant to a Management Agreement first approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed. All Management Agreements shall be terminable upon thirty (30) days’ written notice without penalty or charge (except for unpaid accrued management fees) and shall be subject to an Assignment and Subordination of Property Management Agreement. Any management contract or contracts affecting the Property must be approved in writing by Lender prior to the execution of the same. The Existing Management Agreements are hereby approved by Lender.

Section 4.8 Books and Records; Financial Statements; Tax Returns.

Borrower shall provide or cause to be provided to Lender all of the following:

(a) Financial Statements of Borrower, (i) for each fiscal year of Borrower, as soon as reasonably practicable and in any event within one hundred twenty (120) days after the close of each fiscal year, and (ii) for each of the first three fiscal quarters of Borrower, as soon as reasonably practicable and in any event within sixty (60) days after the close of each such fiscal quarter.

(b) (i) No later than sixty (60) days after each Determination Date as set forth in Schedule 8 (each a “Certificate Date”) and (ii) from and after the date Lender commences any cash sweep under subsection (b) of Schedule 8 until the applicable Cash Sweep Termination Date concurrently with the delivery of the financial statements referred to in clause (a) above, a duly completed Borrower compliance certificate in the form and substance satisfactory to Lender (a “Borrower Compliance Certificate”), together with all calculations and documentation required therein.

(c) Property Schedules within the same scheduled time frames as permitted for fiscal year and quarterly Financial Statement reporting.

(d) Financial Statements of Guarantor: (i) if other than an individual, (A) for each fiscal year of such reporting party, as soon as reasonably practicable and in any event within hundred twenty (120) days after the close of each fiscal year, and (B) for each of the first three fiscal quarters of such reporting party, as soon as reasonably practicable and in any event within sixty (60) days after the close of each such fiscal quarter; or (ii) if an individual, annual Financial Statements in each instance within hundred twenty (120) days after the end of each calendar year.

(e) Concurrently with the delivery of the financial statements referred to in clause (d) above, a duly completed Guarantor compliance certificate in the form attached hereto as Schedule 9, together with all calculations and documentation required therein.

(f) Copies of filed federal income tax returns and any extensions thereof, of Borrower and Guarantor for each taxable year (with all K-1s and other forms and supporting schedules attached if an individual), within thirty (30) days after filing the same, but in any event not later than October 31st of each year.

Borrower will keep and maintain full and accurate books and records administered in accordance with sound accounting principles, consistently applied, showing in detail the earnings and expenses of the Property and the operation thereof. All Financial Statements and Property Schedules shall be in form and detail satisfactory to Lender and shall contain or be attached to the signed and dated written certification of the reporting party in form specified by Lender to certify that the Financial Statements are furnished to Lender in connection with the extension of credit by Lender and constitute a true and correct statement of the reporting party’s financial position. All certifications and signatures on behalf of corporations, partnerships, limited liability companies or other entities shall be by a representative of the reporting party satisfactory to Lender. All Financial Statements and Property Schedules for a reporting party who is an individual shall be on Lender’s then-current personal financial statement form or in another form reasonably satisfactory to Lender. All fiscal year-end Financial Statements of Guarantor shall be audited and certified, without any qualification or exception not acceptable to Lender, by independent certified public accountants acceptable to Lender, and shall contain all reports and disclosures required by generally accepted accounting principles for a fair presentation. All fiscal year-end Financial Statements of Borrower may be prepared by the reporting party. All quarterly Financial Statements may be prepared by the applicable reporting party and shall include a minimum of a balance sheet, income statement, and statement of cash flow. All Property Schedules may be prepared by the applicable reporting party. Borrower shall provide, upon Lender’s request, convenient facilities for the audit and verification of any such statement. Additionally, Borrower will provide Lender at Borrower’s expense with all evidence that Lender may from time to time reasonably request in writing as to compliance with all provisions of the Loan Documents. Borrower shall promptly notify Lender of any event or condition that could reasonably be expected to have a material adverse change in the financial condition of Borrower, of Guarantor (if known by Borrower), or in the construction progress of the Improvements.

Section 4.9 Estoppel Certificates.

Within ten (10) days after any request by Lender (but not more often than twice during any calendar year) or a proposed assignee or purchaser of the Loan or any interest therein, Borrower shall certify in writing to Lender, or to such proposed assignee or purchaser, the then unpaid balance of the Loan and whether Borrower claims any right of defense or setoff to the payment or performance of any of the Obligations, and if Borrower claims any such right of defense or setoff, Borrower shall give a detailed written description of such claimed right.

Section 4.10 Taxes; Tax Receipts.

Borrower shall pay and discharge all Taxes prior to the date on which penalties are attached thereto unless and to the extent only that such Taxes are contested in accordance with the terms of the Mortgage. If Borrower fails, following written demand, to provide Lender the tax receipts required under the Mortgage, without limiting any other remedies available to Lender, Lender may, at Borrower’s sole expense, obtain and enter into a tax services contract with respect to the Property with a tax reporting agency satisfactory to Lender.

Section 4.11 Lender’s Rights to Pay and Perform.

If after the occurrence of a Default or an Event of Default that is continuing after any applicable grace or cure periods, Lender, without Notice to or demand upon Borrower, and without waiving or releasing any Obligation or Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Borrower. Lender may enter upon the Property for that purpose and take all action thereon as Lender considers necessary or appropriate. At the option of Lender, following the occurrence of an Event of Default, Lender may apply any undisbursed Loan proceeds to the satisfaction of the conditions of the Loan Documents, irrespective of the allocation of such Loan proceeds in the Budget. Without limiting the generality of the foregoing, Lender may pay directly from the proceeds of the Loan all interest bills rendered by Lender in connection with the Loan, and following the occurrence of an Event of Default may make advances directly to the general contractor, the title insurance company, any subcontractor or material supplier, or to any of them jointly. The execution hereof by Borrower shall, and hereby does, constitute an irrevocable authorization so to advance the proceeds of the Loan. No further direction or authorization from Borrower shall be necessary to warrant such direct advances. Each advance shall be secured by the Mortgage and shall satisfy the obligations of Lender hereunder to the extent of the amount of the advance.

Section 4.12 Reimbursement; Interest.

If Lender shall incur any Expenses or pay any Claims by reason of the Loan or the rights and remedies provided under the Loan Documents (regardless of whether or not any of the Loan Documents expressly provide for an indemnification by Borrower against such Claims), Lender’s payment of such Expenses and Claims shall constitute advances to Borrower which shall be paid by Borrower to Lender on demand, together with interest thereon from the date incurred until paid in full at the rate of interest then applicable to the Loan under the terms of the Note. Each advance arising out of the Environmental Agreement shall be unsecured. All other advances shall be secured by the Mortgage and the other Loan Documents as fully as if made to Borrower, regardless of the disposition thereof by the party or parties to whom such advance is made. Notwithstanding the foregoing, however, in any action or proceeding to foreclose the Mortgage or to recover or collect the Obligations, the provisions of Law governing the recovery of costs, disbursements and allowances shall prevail unaffected by this Section.

Section 4.13 Notification by Borrower.

Borrower shall, within ten (10) days after the occurrence of any of the following events, notify Lender in writing thereof, specifying in each case the action Borrower has taken or will take with respect thereto: (a) any Default or Event of Default hereunder or under any of the other Loan Documents; (b) receipt by Borrower of any written notice of any violation of Law by Borrower or any Guarantor, or any claim or assertion by any Governmental Authority that the Property or Improvements fail to comply with any Law; (c) any investigation by any Governmental Authority, or any litigation (not covered by Borrower’s insurance), arbitration or other proceeding instituted or threatened in writing against Borrower or any Guarantor or the Property, and any material development therein; (d) any material default by any contractor, architect, supplier or surety or any material adverse change in the financial condition or operations of any of them; (e) any claim by Borrower of a default by any other party under any property management contract; or (f) any material adverse change in the financial condition, results of operations, business or properties of Borrower, Guarantor or any other Person liable for the payment or performance of any of the Obligations.

Section 4.14 Indemnification by Borrower.

Borrower agrees to indemnify Lender and to hold Lender harmless from and against, and to defend Lender by counsel approved by Lender in its reasonable discretion against, any and all Claims directly or indirectly arising out of or resulting from any transaction, act, omission, event or circumstance in any way connected with the Property or the Loan, including any Claim arising out of or resulting from (a) any construction activity at the Property, including any defective workmanship or materials; (b) any failure by Borrower to comply with the requirements of any Laws or to comply with any agreement that applies or pertains to the Property, including any agreement with a broker or “finder” in connection with the Loan or other financing of the Property; (c) any failure by Borrower to observe and perform any of the obligations imposed upon the landlord under the Leases; (d) any other Default or Event of Default hereunder or under any of the other Loan Documents; or (e) any assertion or allegation that Lender is liable for any act or omission of Borrower or any other Person in connection with the ownership, development, financing, leasing, operation or sale of the Property; provided, however, that Borrower shall not be obligated to indemnify Lender with respect to any Claim arising solely from the gross negligence or willful misconduct of Lender. The agreements and indemnifications contained in this Section shall apply to Claims arising both before and after the repayment of the Loan and shall survive the repayment of the Loan, any foreclosure or deed, assignment or conveyance in lieu thereof and any other action by Lender to enforce the rights and remedies of Lender hereunder or under the other Loan Documents.

Section 4.15 Fees and Expenses.

Borrower shall pay all fees, charges, costs and expenses required to satisfy the conditions of the Loan Documents. Without limitation of the foregoing, Borrower will pay, when due, and if paid by Lender will reimburse Lender on demand for, all actual, out-of-pocket fees and expenses of any third-party construction consultant, the title insurance company, environmental engineers, appraisers, surveyors and Lender’s outside counsel in connection with the closing, administration, modification or any “workout” of the Loan, or the enforcement of Lender’s rights and remedies under any of the Loan Documents. Borrower acknowledges that Lender may receive a benefit, including a discount, credit or other accommodation, from outside counsel based on the fees such counsel may receive on account of their relationship with Lender including fees paid pursuant hereto.

Section 4.16 Appraisals.

Lender may obtain from time to time (but no more than once a year, except during the continuance of an Event of Default) an appraisal of all or any part of the Property, prepared in accordance with written instructions from Lender, from a third-party appraiser satisfactory to, and engaged directly by, Lender. The cost of one such appraisal, including any costs for internal review thereof, obtained by Lender in each calendar year and the cost of each such appraisal obtained by Lender following the occurrence of an Event of Default shall be borne by Borrower and shall be paid by Borrower on demand.

Section 4.17 Leasing and Tenant Matters.

Borrower shall comply with the terms and conditions of Schedule 4 in connection with the leasing of space within the Improvements.

Section 4.18 Preservation of Rights.

Borrower shall obtain, preserve and maintain in good standing, as applicable, all rights, privileges and franchises necessary or desirable for the operation of the Property and the conduct of Borrower’s business thereon or therefrom.

Section 4.19 Income from Property.

Borrower shall first apply all income derived from the Property, including all income from Leases, to pay costs and expenses associated with the ownership, maintenance, operation and leasing of the Property, including all amounts then required to be paid under the Loan Documents, before using or applying such income for any other purpose. No such income shall be distributed or paid to any member, partner, shareholder or, if Borrower is a trust, to any beneficiary or trustee, unless and until all such costs and expenses which are then due shall have been paid in full.

Section 4.20 Representations and Warranties.

Borrower shall take all actions and shall do all things necessary or desirable to cause all of Borrower’s representations and warranties in this Agreement to be true and correct in all material respects at all times.

Section 4.21 Principal Depository.

Borrower shall maintain Bank of America, N.A. as its principal depository bank, including for the maintenance of business, cash management, operating and administrative deposit accounts. Without limiting the generality of the foregoing, Borrower shall maintain with Lender all deposit accounts related to the Property, including all operating accounts, any reserve or escrow accounts, any accounts from which Borrower may from time to time authorize Lender or Swap Counterparty to debit payments due on the Loan and any Swap Contracts, and any lockbox, cash management or other account into which tenants are required from time to time to pay rent. Borrower hereby grants to Lender a security interest in the foregoing accounts and deposit accounts.

Section 4.22 Tax and Insurance Reserve Deposits.

If required by Lender, upon the occurrence of an Event of Default, Borrower shall make monthly payments in an amount estimated by Lender to pay installments of real property Taxes and insurance premiums for insurance required to be maintained by Borrower under the Loan Documents, pursuant to the terms and conditions of Schedule 5.

Section 4.23 Intentionally Omitted.

Section 4.24 Swap Contracts.

In the event that Borrower shall elect to enter into a Swap Contract with Swap Counterparty, Borrower shall comply with all of the terms and conditions of Schedule 7 with respect to all Swap Contracts.

Section 4.25 Financial Covenants.

Borrower and Guarantor shall each comply with the terms and conditions of Schedule 8 with respect to financial covenants as described therein and which is applicable to each respectively.

Section 4.26 Capital Expense Account.

Without limiting the terms, covenants, agreements and other provisions of Section 4.21 of this Agreement, from and after the Effective Date, Borrower shall maintain with Lender deposit account No. [                    ] (the “Capital Expense Account”). Contemporaneous with Borrower’s and Lender’s execution of this Agreement, Borrower shall deposit into the Capital Expense Account the sum of $8,330,000.00, provided that any unused portion thereof remaining after Borrower has completed Borrower’s capital expenditure plan (such capital expenditure plan as determined by Borrower in its sole discretion) for the Property will be promptly released to Borrower. The funds in the Capital Expense Account shall not be pledged by Borrower to Lender as additional collateral for the Loan, but Borrower hereby covenants and agrees that all funds in the Capital Expense Account shall only be withdrawn and used by Borrower for the purpose of paying the costs of capital expenses and improvements to the Property. For purposes hereof, the Capital Expense Account shall include any successor or substitute deposit account(s), including, without limitation, any such deposit account as it may be renumbered or retitled, and any proceeds thereof (including interest paid thereon).

Section 4.27 Borrower’s Equity.

Prior to Lender making any advance on the Loan, Borrower will have provided evidence satisfactory to Lender of Borrower’s cash equity contribution to the Property equal to at least fifteen percent (15%) based upon the prospective value at completion of the Property, as determined by an appraisal acceptable to Lender, received by Lender prior to the Closing of the Loan. The Borrower’s fifteen percent (15%) equity contribution shall remain invested in the Property and shall not be withdrawn for the entirety of the Term of the Loan. Notwithstanding the foregoing, at Closing, the total up-front Borrower’s equity contribution shall not be less than $16,240,000.00 based on Borrower’s estimate project budget of $56,570,000.00.

Article V

Negative Covenants.

Borrower covenants as of the date hereof and until such time as all Obligations shall be paid and performed in full, that:

Section 5.1 Conditional Sales.

Borrower shall not incorporate in the Improvements any property acquired under a conditional sales contract or lease or as to which the vendor retains title or a security interest, without the prior written consent of Lender.

Section 5.2 Insurance Policies and Bonds.

Borrower shall not do or permit to be done anything that would affect the coverage or indemnities provided for pursuant to the provisions of any insurance policy, performance bond, labor and material payment bond or any other bond given in connection with any construction at the Property, including any construction of improvements.

Section 5.3 Commingling.

Borrower shall not commingle the funds and other assets of Borrower with those of any Affiliate or any other Person.

Section 5.4 Additional Debt.

Borrower shall not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (a) the Loan, (b) advances or trade debt or accrued expenses incurred in the ordinary course of business of operating the Property. No other debt may be secured by the Property, whether senior, subordinate or pari passu, and (c) financing lease and purchase money indebtedness incurred in the ordinary course of business related to personal property not in excess of $250,000.00, without Lender prior written consent.

Section 5.5 Controlled Substances.

Without limiting the provisions of Section 4.1, Borrower shall not, and shall not, after Borrower has actual knowledge of the same, suffer or permit a tenant under any Lease, to violate any Laws affecting the Property, including the Controlled Substances Act, or which could otherwise result in the occurrence of an Event of Default under Section 6.19, including the commencement of any proceedings under the Civil Asset Forfeiture Reform Act. Upon learning of any conduct contrary to this Section, Borrower shall immediately take all actions reasonably expected under the circumstances to terminate any such use of the Property, including: (a) to give timely notice to an appropriate law enforcement agency of information that led Borrower to know such conduct had occurred, and (b) in a timely fashion to revoke or make a good faith attempt to revoke permission for those engaging in such conduct to use the Property or to take reasonable actions in consultation with a law enforcement agency to discourage or prevent the illegal use of the Property.

Section 5.6 Sanctions.

Borrower shall not, directly or indirectly, use the proceeds of the Loan, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund the activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction being financed by the Loan, whether as underwriter, advisor, investor or otherwise) of Sanctions.

Article VI

Events of Default.

The occurrence or happening, from time to time, of any one or more of the following shall constitute an Event of Default under this Agreement:

Section 6.1 Payment Default.

Borrower fails to pay as and when first due any Obligation under this Agreement and such failure continues uncured for ten (10) days after the date such amount is first due and payable, except no such ten (10) day cure period shall be applicable at the maturity of such Obligation or by earlier acceleration.

Section 6.2 Default Under Other Loan Documents.

An Event of Default (as defined therein) occurs under the Note or the Mortgage or any other Loan Document (other than this Agreement), or Borrower or Guarantor fails to promptly pay, perform, observe or comply with any term, obligation or agreement contained in any of the Loan Documents (within any applicable grace or cure period).

Section 6.3 Accuracy of Information; Representations and Warranties.

Any information contained in any financial statement, schedule, report or any other document delivered by Borrower, Guarantor or any other Person to Lender in connection with the Loan proves at any time not to be in all material respects true and accurate, or Borrower, Guarantor or any other Person shall have failed to state any material fact or any fact necessary to make such information not misleading, or any representation or warranty contained in this Agreement or in any other Loan Document or other document, certificate or opinion delivered to Lender in connection with the Loan, proves at any time to be incorrect or misleading in any material respect either on the date when made or on the date when reaffirmed pursuant to the terms of this Agreement.

Section 6.4 Deposits.

Borrower fails to (i) deposit funds with Lender, in the amount requested by Lender, pursuant to the provisions of Section 4.6, within ten (10) days from the effective date of a Notice from Lender requesting such deposit, (ii) subject to Section 4.5, deliver to Lender any Condemnation Awards or Insurance Proceeds within ten (10) days after Borrower’s receipt thereof; (iii) deposit funds into the Cash Collateral Account in an amount to be in compliance with the provisions subsection (a)(ii) of the Debt Service Coverage Ratio Covenant/Cash Sweep Provision covenant set forth in Schedule 8 hereof; and/or (iv) deposit funds into the Capital Expense Account in an amount to be in compliance with the provisions of Section 4.26.

Section 6.5 Insurance Obligations.

Borrower fails to promptly perform or comply with any of the covenants contained in the Loan Documents with respect to maintaining insurance, including the covenants contained in Section 4.4.

Section 6.6 Other Obligations.

Borrower fails to promptly perform or comply with any of the obligations set forth in this Agreement (other than those expressly described in other Sections of this Article), and such failure continues uncured for a period of thirty (30) days after Notice from Lender to Borrower, unless (a) such failure, by its nature, is not capable of being cured within such period, and (b) within such period, Borrower commences to cure such failure and thereafter diligently prosecutes the cure thereof, and (c) Borrower causes such failure to be cured no later than ninety (90) days after the date of such Notice from Lender.

Section 6.7 Intentionally Omitted.

Section 6.8 Lapse of Permits or Approvals.

Any permit, license, certificate or approval that Borrower is required to obtain with respect to any construction activities at the Property or the operation, leasing or maintenance of the Improvements or the Property lapses or ceases to be in full force and effect (which in the case of any such construction activities occurs prior to substantial completion of the same) and such permit, license, certificate or approval is not reinstated or re-issued within the shorter of (i) sixty (60) days, subject to reasonable extension as agreed to by Lender provided the same has been applied for within such original sixty (60) days, or (ii) the time period required by law, court order, administrative body or the like.

Section 6.9 Mechanic’s Lien.

A lien for the performance of work or the supply of materials filed against the Property, or any stop notice served on Borrower, any contractor of Borrower or Lender, remains unsatisfied or unbonded for a period of thirty (30) days after the date of filing or service or as of any earlier date on which the lien claimant shall commence an enforcement action.

Section 6.10 Bankruptcy.

Borrower or any Guarantor files a bankruptcy petition or makes a general assignment for the benefit of creditors, or a bankruptcy petition is filed against Borrower or any Guarantor and such involuntary bankruptcy petition continues undismissed for a period of ninety (90) days after the filing thereof.

Section 6.11 Appointment of Receiver, Trustee, Liquidator.

Borrower or any Guarantor applies for or consents in writing to the appointment of a receiver, trustee or liquidator of Borrower, any Guarantor, the Property, or all or substantially all of the other assets of Borrower or any Guarantor, or an order, judgment or decree is entered by any court of competent jurisdiction on the application of a creditor appointing a receiver, trustee or liquidator of Borrower, any Guarantor, the Property, or all or substantially all of the other assets of Borrower or any Guarantor.

Section 6.12 Inability to Pay Debts.

Borrower or any Guarantor becomes unable or admits in writing its inability or fails generally to pay its debts as they become due.

Section 6.13 Judgment.

A final nonappealable judgment for the payment of money involving more than $250,000.00 is entered against Borrower or Guarantor, and Borrower or Guarantor fails to discharge the same, or causes it to be discharged or bonded off to Lender’s satisfaction, within sixty (60) days from the date of the entry of such judgment.

Section 6.14 Dissolution; Change in Business Status.

Unless the written consent of Lender is previously obtained, all or substantially all of the business assets of Borrower or any Guarantor are sold, Borrower or any Guarantor is dissolved, or there occurs any change in the form of business entity through which Borrower or any Guarantor presently conducts its business or any merger or consolidation involving Borrower or any Guarantor.

Section 6.15 Default Under Other Indebtedness.

Borrower or any Guarantor fails to pay any indebtedness (other than the Loan) owed by Borrower or such Guarantor to Lender when and as due and payable (whether by acceleration or otherwise).

Section 6.16 Intentionally Omitted.

Section 6.17 Change in Controlling Interest.

(a) Without the prior written consent of Lender (which consent may be granted in Lender’s reasonable discretion), Resource Real Estate Opportunity OP II, LP (“Opportunity OP II”) ceases to own 100% of all of the membership interests (or other equity interests) in Borrower.

(b) Without the prior written consent of Lender (which consent may be granted in Lender’s reasonable discretion), Guarantor ceases to be the sole general partner of Opportunity OP II and the sole member of RRE Opportunity Holdings II, LLC, a Delaware limited liability company, which is the sole limited partner of Opportunity OP II.

(c) Without the prior written consent of Lender ((which consent may be granted in Lender’s reasonable discretion), Resource America, Inc. ceases to own a controlling interest in Resource Real Estate Holdings, LLC; Resource Real Estate Holdings, LLC ceases to own a controlling interest in Resource Real Estate, Inc.; or Resource Real Estate, Inc. ceases to own a controlling interest in Resource Real Estate Opportunity Advisor II, LLC.

Section 6.18 Material Adverse Change.

In the reasonable opinion of Lender, the prospect of payment or performance of all or any part of the Obligations has been impaired because of a material adverse change in the financial condition, results of operations, business or properties of Borrower, Guarantor or any other Person liable for the payment or performance of any of the Obligations or the Property.

Section 6.19 Forfeiture.

A judicial or nonjudicial forfeiture or seizure proceeding is commenced by a Governmental Authority and remains pending with respect to the Property or any part thereof, on the grounds that the Property or any part thereof had been used to commit or facilitate the commission of a criminal offense by any Person, including any tenant, pursuant to any Law, including under the Controlled Substances Act or the Civil Asset Forfeiture Reform Act, regardless of whether or not the Property or the Mortgage shall become subject to forfeiture or seizure in connection therewith.

Section 6.20 Defaults in other Sections.

The occurrence of an event described elsewhere in this Agreement as an Event of Default.

Notwithstanding the terms of this Article above to the contrary, no Event of Default shall have occurred hereunder unless and until Lender shall have provided written notice of default to Borrower. The foregoing shall not apply to Events of Default arising under Section 6.10 above.

Article VII

Remedies on Default.

Section 7.1 Remedies on Default.

Upon the happening of any Event of Default, Lender shall have the right, in addition to any other rights or remedies available to Lender under the Mortgage or any of the other Loan Documents or under applicable Law, to exercise any one or more of the following rights and remedies:

(a) Lender may accelerate all of Borrower’s Obligations under the Loan Documents, whether or not matured and regardless of the adequacy of any other collateral securing the Loan, whereupon such Obligations shall become immediately due and payable, without notice of default, acceleration or intention to accelerate, presentment or demand for payment, protest or notice of nonpayment or dishonor, or notices or demands of any kind or character (all of which are hereby waived by Borrower).

BORROWER DOES HEREBY AUTHORIZE AND EMPOWER THE PROTHONOTARY, CLERK OF COURT OR ANY ATTORNEY OF ANY COURT OF RECORD OF THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT TO WAIVE ISSUANCE AND SERVICE OF PROCESS AND ALL OTHER NOTICE AND TO APPEAR FOR AND CONFESS JUDGMENT AGAINST BORROWER AND IN FAVOR OF LENDER, ITS SUCCESSORS OR ASSIGNS, AS OF ANY TERM, PAST, PRESENT OR FUTURE, WITH OR WITHOUT DECLARATION, FOR EACH AND ALL OF THE FOLLOWING:

(i)	THE UNPAID PRINCIPAL SUM EVIDENCED BY THE NOTE WITH ALL OF THE ACCRUED AND UNPAID INTEREST THEREON, WHETHER BASIC INTEREST, DEFAULT INTEREST AT THE DEFAULT RATE, OR BOTH, AS HEREIN PROVIDED;

(ii)	ALL OTHER SUMS AS ARE DUE AND PAYABLE TO LENDER UNDER THE TERMS OF THE NOTE OR UNDER THE TERMS OF ANY OF THE OTHER LOAN DOCUMENTS, WHETHER BY ACCELERATION OR OTHERWISE, INCLUDING ALL PREPAYMENT PREMIUMS PAYABLE UNDER THE NOTE;

(iii)	THE AGGREGATE OF ALL SUMS EXPENDED BY LENDER AT ANY TIME AND FROM TIME TO TIME, WHETHER PERMITTED UNDER THE TERMS OF THE LOAN DOCUMENTS, PERMITTED BY LAW, OR PERMITTED BY STATUTE, (i) TO EXTINGUISH OR KEEP CURRENT, AS THE CASE MAY BE, ENCUMBRANCES AND LIENS ON THE PROPERTY, (ii) TO PRESERVE, PROTECT, DEFEND AND MAINTAIN THE PROPERTY, INCLUDING ALL SUMS ADVANCED OR EXPENDED FOR THE ERECTION, CONSTRUCTION, ALTERATION OR REPAIR OF IMPROVEMENTS CONSTITUTING PART OF THE PROPERTY, TO PRESERVE, RESTORE AND MAINTAIN THE PROPERTY, TO PAY REAL ESTATE TAXES, TO PAY INSURANCE PREMIUMS OF ANY NATURE BENEFITING OR RELATING TO THE PROPERTY, TO PAY CONDOMINIUM, CO-OPERATIVE, RECIPROCAL EASEMENT OBLIGATIONS, RESTRICTIVE COVENANT MAINTENANCE OBLIGATIONS, AND OTHER SIMILAR FEES AND CHARGES, AND TO PAY ANY OTHER LIENABLE EXPENSES CHARGEABLE AGAINST THE PROPERTY, (iii) TO PRESERVE, PROTECT, DEFEND AND MAINTAIN THE LIEN PRIORITY OF THE MORTGAGE ON THE PROPERTY, AND/OR (iv) DUE TO AN EVENT OF DEFAULT UNDER THE NOTE OR UNDER ANY OF THE OTHER LOAN DOCUMENTS; AND

(iv)	THE COSTS OF SUIT AND REASONABLE ATTORNEY’S FEES (BUT NOT LESS THAN $25,000.00) WHICH ATTORNEY’S FEES SHALL BE ENTERED, ALLOWED, AND PAID AS PART OF SAID JUDGMENT, WITH RELEASE OF ALL PROCEDURAL ERRORS AND WAIVER OF ALL RIGHT OF APPEAL AND ON WHICH JUDGMENT LENDER MAY ISSUE OR CAUSE TO BE ISSUED AN EXECUTION OR EXECUTIONS, WAIVING APPRAISEMENT AS TO ANY PROPERTY LEVIED UPON BY VIRTUE OF ANY SUCH EXECUTION, ANY RIGHT TO A HEARING BEFORE EXECUTION ON ANY SUCH JUDGMENT, AND ALL EXEMPTION FROM LEVY AND SALE OF ANY PROPERTY WHICH NOW OR HEREAFTER IS EXEMPT UNDER ANY ACT OF THE COMMONWEALTH OF PENNSYLVANIA AND/OR THE STATE WHEREIN THE JUDGMENT IS ENTERED. NO SINGLE EXERCISE OF THIS WARRANT AND POWER TO CONFESS JUDGMENT SHALL BE DEEMED TO EXHAUST THIS POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE STRICKEN, VACATED, REMOVED OR OTHERWISE HELD BY ANY COURT TO BE INVALID, VOIDABLE OR VOID, BUT THIS POWER SHALL CONTINUE UNDIMINISHED AND MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS LENDER SHALL ELECT UNTIL THE NOTE AND ALL SUMS DUE HEREUNDER SHALL BE PAID IN FULL, AND BORROWER HAS PERFORMED ALL OF THE OTHER PROVISIONS HEREUNDER AND/OR UNDER THE TERMS OF THE OTHER LOAN DOCUMENTS. BORROWER HEREBY AUTHORIZES LENDER TO RE-ASSESS DAMAGES FROM TIME TO TIME AND AS OFTEN AS LENDER DEEMS NECESSARY SO THAT ANY AND ALL JUDGMENTS CONFESSED HEREUNDER SHALL INCLUDE ALL SUMS LISTED UNDER SUBSECTIONS (i) THROUGH (iv) ABOVE AS THE SAME ARE INCURRED FROM TIME TO TIME, EVEN AFTER ENTRY OF JUDGMENT UNDER THIS WARRANT OF ATTORNEY.

LENDER HEREBY AGREES THAT FOLLOWING THE OCCURRENCE OF AN EVENT OF DEFAULT AND DURING THE CONTINUANCE OF THE SAME, LENDER SHALL NOT CONFESS JUDGMENT AGAINST BORROWER HEREUNDER UNTIL THE END OF THE FIFTH (5TH) BUSINESS DAY AFTER THE DATE THE LENDER DELIVERS A NOTICE TO BORROWER PURSUANT TO SECTION 8.7 HEREOF THAT LENDER INTENDS TO CONFESS JUDGMENT HEREUNDER, PROVIDED, HOWEVER, IT IS EXPRESSLY AGREED TO BY LENDER AND BORROWER THAT SUCH FIVE (5) BUSINESS DAY WAITING PERIOD SHALL NOT BE APPLICABLE AT THE MATURITY OF THE OBLIGATIONS AND SHALL NOT BE APPLICABLE TO LENDER’S FILING OF ANY CONFESSION OF JUDGMENT PROCEEDING AGAINST GUARANTOR OR ANY OTHER GUARANTOR OF THE OBLIGATIONS AND/OR THE EXERCISE BY LENDER OF ANY OTHER RIGHT OR REMEDY OF LENDER PROVIDED FOR HEREUNDER AND/OR UNDER APPLICABLE LAW OTHER THAN THE CONFESSION OF JUDGMENT AGAINST BORROWER UNDER THIS SECTION 7.1(a).

(b) Lender may apply to any court of competent jurisdiction for, and obtain appointment without bond of, a receiver for the Property as a matter of strict right and without notice, to collect the rents, issues and profits due and coming due from the Property and the Improvements, both prior to and during the pendency of any foreclosure suit, if any, without regard to the value of the Property, or to the solvency of Borrower or any other Person liable for the debt secured hereby, or whether waste has been committed, and regardless of whether Lender has an adequate remedy at law.

(c) Lender may set off the amounts due to Lender under the Loan Documents, whether or not matured and regardless of the adequacy of any other collateral securing the Loan, against any and all accounts, credits, money, securities or other property of Borrower now or hereafter on deposit with, held by or in the possession of Lender to the credit or for the account of Borrower, without notice to or the consent of Borrower.

(d) Lender may enter into possession of the Property and perform any and all work and labor necessary to complete the Construction of the Improvements (whether or not in accordance with the Plans and Specifications) and to employ watchmen to protect the Property and the Improvements. All sums expended by Lender for such purposes shall be deemed to have been advanced to Borrower under the Note and shall be secured by the Mortgage. For this purpose, Borrower hereby constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution, which power is coupled with an interest and cannot be revoked, to complete the work in the name of Borrower, and hereby empowers said attorney or attorneys, in the name of Borrower or Lender:

(i) To use any funds of Borrower including any balance which may be held by Lender and any funds (if any) which may remain unadvanced hereunder for the purpose of completing any construction, including any construction of improvements, whether or not in the manner called for in the applicable plans and specifications;

(ii) To make such additions and changes and corrections to any plans and specifications as shall be necessary or desirable in the judgment of Lender to complete any construction, including any construction of improvements;

(iii) To employ such contractors, subcontractors, agents, architects and inspectors as shall be necessary or desirable for said purpose;

(iv) To pay, settle or compromise all existing bills and claims which are or may be liens against the Property, or may be necessary or desirable for the completion of the work or the clearance of title to the Property;

(v) To execute all applications and certificates which may be required in the name of Borrower;

(vi) To enter into, enforce, modify or cancel Leases and to fix or modify Rents on such terms as Lender may consider proper;

(vii) To file for record, at Borrower’s cost and expense and in Borrower’s name, any notices of completion, notices of cessation of labor, or any other notices that Lender in its sole and absolute discretion may consider necessary or desirable to protect its security;

(viii) To prosecute and defend all actions or proceedings in connection with any construction at the Property, including any construction of improvements, and to take such actions and to require such performance as Lender may deem necessary; and

(ix) To do any and every act with respect to any such construction which Borrower may do in its own behalf.

(e) Lender may exercise any and all other rights and remedies under this Agreement, the Loan Documents or at Law, equity or otherwise.

(f) File an action in mortgage foreclosure or take such other action as is necessary, required or deemed proper to foreclose the Mortgage.

Without limitation of the foregoing, upon the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code (Title 11 of the United States Code, as in effect from time to time), any obligation of Lender to make advances shall automatically terminate, and the unpaid principal amount of the Loan outstanding and all interest and other amounts payable hereunder and under the Note and other Loan Documents shall automatically become due and payable, in each case without further act of Lender.

Section 7.2 No Release or Waiver; Remedies Cumulative and Concurrent.

Borrower shall not be relieved of any Obligation by reason of the failure of Lender to comply with any request of Borrower or of any other Person to take action to foreclose on the Property under the Mortgage or otherwise to enforce any provision of the Loan Documents, or by reason of the release, regardless of consideration, of all or any part of the Property. No delay or omission of Lender to exercise any right, power or remedy accruing upon the happening of an Event of Default shall impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or any acquiescence therein. No delay or omission on the part of Lender to exercise any option for acceleration of the maturity of the Obligations, or for foreclosure of the Mortgage following any Event of Default as aforesaid, or any other option granted to Lender hereunder in any one or more instances, or the acceptance by Lender of any partial payment on account of the Obligations shall constitute a waiver of any such Event of Default and each such option shall remain continuously in full force and effect. No remedy herein conferred upon or reserved to Lender is intended to be exclusive of any other remedies provided for in the Loan Documents, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or under the Loan Documents, or now or hereafter existing at Law or in equity or by statute. Every right, power and remedy given by the Loan Documents to Lender shall be concurrent and may be pursued separately, successively or together against Borrower or the Property or any part thereof, and every right, power and remedy given by the Loan Documents may be exercised from time to time as often as may be deemed expedient by Lender. All notice and cure periods provided in this Agreement or in any Loan Document shall run concurrently with any notice or cure periods provided by Law.

Article VIII

Miscellaneous.

Section 8.1 Further Assurances; Authorization to File Documents.

At any time, and from time to time, upon request by Lender, Borrower will, at Borrower’s expense, (a) correct any defect, error or omission which may be discovered in the form or content of any of the Loan Documents, and (b) make, execute, deliver and record, or cause to be made, executed, delivered and recorded, any and all further instruments, certificates and other documents as may, in the reasonable opinion of Lender, be necessary or desirable in order to complete, perfect or continue and preserve the lien of the Mortgage. Upon any failure by Borrower to do so after receipt of written notice thereof, Lender may make, execute and record any and all such instruments, certificates and other documents for and in the name of Borrower, all at the sole expense of Borrower, and Borrower hereby appoints Lender the agent and attorney-in-fact of Borrower to do so, this appointment being coupled with an interest and being irrevocable. Without limitation of the foregoing, Borrower irrevocably authorizes Lender at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements deemed necessary or desirable by Lender to establish or maintain the validity, perfection and priority of the security interests granted in the Mortgage or hereunder, and Borrower ratifies any such filings made by Lender prior to the date hereof. In addition, at any time, and from time to time, upon request by Lender, Borrower will, at Borrower’s expense, provide any and all further instruments, certificates and other documents as may, in the reasonable opinion of Lender, be necessary or desirable in order to verify Borrower’s identity and background in a manner reasonably satisfactory to Lender.

Section 8.2 No Warranty by Lender.

By accepting or approving anything required to be observed, performed or fulfilled by Borrower or to be given to Lender pursuant to this Agreement, including any certificate, Survey, receipt, appraisal or insurance policy, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof and any such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by Lender.

Section 8.3 Standard of Conduct of Lender.

Nothing contained in this Agreement or any other Loan Document shall limit the right of Lender to exercise its business judgment or to act, in the context of the granting or withholding of any advance or consent under this Agreement or any other Loan Document, in a subjective manner, whether or not objectively reasonable under the circumstances, so long as Lender’s exercise of its business judgment or action is made or undertaken in good faith. Borrower and Lender intend by the foregoing to set forth and affirm their entire understanding with respect to the standard pursuant to which Lender’s duties and obligations are to be judged and the parameters within which Lender’s discretion may be exercised hereunder and under the other Loan Documents. As used herein, “good faith” means honesty in fact in the conduct and transaction concerned.

Section 8.4 No Partnership.

Nothing contained in this Agreement shall be construed in a manner to create any relationship between Borrower and Lender other than the relationship of borrower and lender and Borrower and Lender shall not be considered partners or co-venturers for any purpose on account of this Agreement.

Section 8.5 Severability.

In the event any one or more of the provisions of this Agreement or any of the other Loan Documents shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any other respect, or in the event any one or more of the provisions of any of the Loan Documents operates or would prospectively operate to invalidate this Agreement or any of the other Loan Documents, then and in either of those events, at the option of Lender, such provision or provisions only shall be deemed null and void and shall not affect the validity of the remaining Obligations, and the remaining provisions of the Loan Documents shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

Section 8.6 Authorized Signers.

Lender is authorized to rely upon the continuing authority of the Authorized Signers to bind Borrower with respect to all matters pertaining to the Loan and the Loan Documents, including the submission of draw requests and the selection of interest rates. Such authorization may be changed only upon written notice addressed to Lender accompanied by evidence, reasonably satisfactory to Lender, of the authority of the Person giving such notice. Such notice shall be effective not sooner than five (5) Business Days (as defined in the Note) following receipt thereof by Lender.

Section 8.7 Notices.

All Notices required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service or by certified United States mail, postage prepaid, addressed to the party to whom directed at the applicable address set forth below (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by facsimile. Any Notice shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt; provided that service of a Notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Agreement or in any other Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.

The address and fax number of Borrower are:

C/O Resource Real Estate, Inc.

One Crescent Drive, Suite 203

Philadelphia, PA 19112

Attention: Steven R. Saltzman

Telephone: (215) 717-3370

Fax: (215) 761-0444

E-mail Address: ssaltzman@resourcerei.com

with copies to:

Resource Real Estate, Inc.

2005 Market Street, 15th Floor

Philadelphia, PA 19103

Attention: Shelle Weisbaum

Telephone: (215) 832-4187

Fax: (215) 761-0452

E-mail Address: sweisbaum@resourcerei.com

Ledgewood

1900 Market Street, Suite 750

Philadelphia, PA 19103

Attention: Stacy C. Bedwick, Esquire

Telephone: (215) 731-9450

Fax: (215) 735-2513

E-mail Address: sbedwick@ledgewood.com

The address and fax number of Lender are:

Bank of America, N.A.

Commercial Real Estate Banking Group

4 Penn Center

1600 John F. Kennedy Blvd., Suite 1100

Philadelphia, PA 19103

Attention: Robert Epstein

Fax Number: 267.675.0146

Email: robert.j.epstein@baml.com

With a copy to:

Buchanan Ingersoll & Rooney, PC

Two Liberty Place

50 S. 16th Street, Suite 3200

Philadelphia, PA 19102-2555

Attention: Frederick H. Masters, Esquire

Fax: (215) 665-8760

Email: frederick.masters@bipc.com

Section 8.8 Permitted Successors and Assigns; Disclosure of Information.

(a) Each and every one of the covenants, terms, provisions and conditions of this Agreement and the Loan Documents shall apply to, bind and inure to the benefit of Borrower, its successors and those assigns of Borrower consented to in writing by Lender, and shall apply to, bind and inure to the benefit of Lender and the endorsees, transferees, successors and assigns of Lender, and all Persons claiming under or through any of them.

(b) Borrower agrees not to transfer, assign, pledge or hypothecate any right or interest in any payment or advance due pursuant to this Agreement, or any of the other benefits of this Agreement, without the prior written consent of Lender, which consent may be withheld by Lender in its sole and absolute discretion. Any such transfer, assignment, pledge or hypothecation made or attempted by Borrower without the prior written consent of Lender shall be void and of no effect. No consent by Lender to an assignment shall be deemed to be a waiver of the requirement of prior written consent by Lender with respect to each and every further assignment and as a condition precedent to the effectiveness of such assignment.

(c) Lender may sell or offer to sell the Loan or interests therein to one or more assignees or participants. Borrower shall execute, acknowledge and deliver any and all instruments reasonably requested by Lender in connection therewith, and to the extent, if any, specified in any such assignment or participation, such assignee(s) or participant(s) shall have the same rights and benefits with respect to the Loan Documents as such Person(s) would have if such Person(s) were Lender hereunder. Lender may disseminate any information it now has or hereafter obtains pertaining to the Loan, including any security for the Loan, any credit or other information on the Property (including environmental reports and assessments), Borrower, any of Borrower’s principals or any Guarantor, to any actual or prospective assignee or participant, to Lender’s Affiliates, including Merrill Lynch, Pierce, Fenner & Smith Incorporated to any regulatory body having jurisdiction over Lender, to any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and the Loan, or to any other party as necessary or appropriate in Lender’s reasonable judgment.

(d) Lender may at any time pledge or assign all or any portion of its rights under the Loan Documents, which evidence and/or secure the Loan, including under the Note, to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or assignment or enforcement thereof shall release Lender from its obligations under any of the Loan Documents, which evidence and/or secure the Loan.

Section 8.9 Modification; Waiver.

None of the terms or provisions of this Agreement may be changed, waived, modified, discharged or terminated except by instrument in writing executed by the party or parties against whom enforcement of the change, waiver, modification, discharge or termination is asserted. None of the terms or provisions of this Agreement shall be deemed to have been abrogated or waived by reason of any failure or failures to enforce the same.

Section 8.10 Third Parties; Benefit.

All conditions to the obligation of Lender to make advances hereunder are imposed solely and exclusively for the benefit of Lender and its assigns and no other Persons shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be the beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender at any time in the sole and absolute exercise of its discretion. The terms and provisions of this Agreement are for the benefit of the parties hereto and, except as herein specifically provided, no other Person shall have any right or cause of action on account thereof.

Section 8.11 Rules of Construction.

The words “hereof,” “herein,” “hereunder,” “hereto,” and other words of similar import refer to this Agreement in its entirety. The terms “agree” and “agreements” mean and include “covenant” and “covenants.” The words “include” and “including” shall be interpreted as if followed by the words “without limitation.” The captions and headings contained in this Agreement are included herein for convenience of reference only and shall not be considered a part hereof and are not in any way intended to define, limit or enlarge the terms hereof. All references (a) made in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (b) made in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, (c) to the Loan Documents are to the same as extended, amended, restated, supplemented or otherwise modified from time to time unless expressly indicated otherwise, (d) to the Land, the Improvements or the Property shall mean all or any portion of each of the foregoing, respectively, and (e) to Articles, Sections and Schedules are to the respective Articles, Sections and Schedules contained in this Agreement unless expressly indicated otherwise.

Section 8.12 Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be considered an original for all purposes; provided, however, that all such counterparts shall together constitute one and the same instrument.

Section 8.13 Signs; Publicity.

Borrower expressly authorizes Lender to prepare and to furnish to the news media for publication from time to time news releases with respect to the Property, specifically to include releases detailing Lender’s involvement with the financing of the Property, provided the consent or approval of Borrower is first obtained, which consent or approval shall not be unreasonably withheld, conditioned or delayed and the same shall be provided without charge.

Section 8.14 Governing Law.

This Agreement shall be governed by and construed, interpreted and enforced in accordance with the Laws of the State.

Section 8.15 Time of Essence.

Time shall be of the essence for each and every provision of this Agreement of which time is an element.

Section 8.16 Electronic Communications.

(a) Electronic Transmission of Data. Lender and Borrower agree that certain data related to the Loan (including confidential information, documents, applications and reports) may be transmitted electronically, including transmission over the Internet. This data may be transmitted to, received from or circulated among agents and representatives of Borrower and/or Lender and their Affiliates and other Persons involved with the subject matter of this Agreement.

(b) Borrower Controlled Websites. Borrower may elect to deliver documentation required pursuant to the Closing Checklist hereof electronically, and if so delivered, such documentation shall be deemed to have been delivered on the date (i) on which Borrower posts such documents, or provides a link thereto on Borrower’s website on the Internet at the website address listed on Borrower’s signature page to this Agreement; or (ii) on which such documents are posted on Borrower’s behalf on an Internet or intranet website, if any, to which Lender has access (whether a commercial, third-party website or whether sponsored by Lender; provided that: (i) Borrower shall deliver paper copies of such documents to Lender upon its request to Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by Lender, and (ii) Borrower shall notify Lender (by facsimile or electronic mail) of the posting of any such documents and provide to Lender by electronic mail electronic versions (i.e., soft copies) of such documents. Borrower agrees that in the event that Borrower would like to update or revise a document previously posted to the Borrower controlled website, Borrower shall notify Lender (by facsimile or electronic mail) that such document has been revised and an updated version has been posted.

(c) Assumption of Risks; Indemnification. Borrower acknowledges and agrees that (i) there are risks associated with the use of electronic transmission and Borrower controlled websites and that Lender does not control the method of transmittal, the service providers or the operational or technical issues that could occur; (ii) Lender has no obligation or responsibility whatsoever and assumes no duty or obligation for the security, receipt or third party interception of any such electronic transmission of data or Borrower controlled website, or any operational or technical issues that may occur with the electronic transmission of data or the Borrower controlled website; and (iii) Borrower will release, hold harmless and indemnify Lender from any claim, damage or loss, including that arising in whole or part from Lender’s strict liability or sole, comparative or contributory negligence, which is related to the electronic transmission of data or the Borrower controlled website.

Section 8.17 Forum.

Borrower hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the non-exclusive jurisdiction of any state court or any United States federal court sitting in Philadelphia, Commonwealth of Pennsylvania and, for any action on the Mortgage or any other real estate collateral document executed by Borrower in connection with the Loan, to the non-exclusive jurisdiction of any state court or any United States federal court sitting in the state in which any of the Property is located, over any Dispute. Borrower hereby irrevocably waives, to the fullest extent permitted by Law, any objection that Borrower may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Borrower hereby agrees and consents that, in addition to any methods of service of process provided for under applicable Law, all service of process in any such suit, action or proceeding in any state court or any United States federal court sitting in the state specified in the governing law section of this Agreement or in which any of the Property is located may be made by certified or registered mail, return receipt requested, directed to Borrower at its address for notice set forth in this Agreement, or at a subsequent address of which Lender received actual notice from Borrower in accordance with the notice section of this Agreement, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Lender to serve process in any manner permitted by Law or limit the right of Lender to bring proceedings against Borrower in any other court or jurisdiction.

Section 8.18 WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING OR ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE, THE MORTGAGE, OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

EACH PARTY HERETO HEREBY:

(a) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER;

(b) ACKNOWLEDGES THAT THIS WAIVER AND THE PROVISIONS OF THIS SECTION WERE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS;

(c) CERTIFIES THAT THIS WAIVER IS KNOWINGLY, WILLINGLY, AND VOLUNTARILY MADE;

(d) AGREES AND UNDERSTANDS THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH PROCEEDING OR ACTION, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS OR ANY OTHER AGREEMENT, AND FURTHER AGREES THAT SUCH PARTY SHALL NOT SEEK TO CONSOLIDATE ANY SUCH PROCEEDING OR ACTION WITH ANY OTHER PROCEEDING OR ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED;

(e) AGREES THAT BORROWER AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING OR ACTION AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL; AND

(f) REPRESENTS AND WARRANTS THAT SUCH PARTY HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

Section 8.19 Intentionally Omitted.

Section 8.20 USA Patriot Act Notice.

Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), Lender is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Patriot Act. Borrower shall, promptly following a written request by Lender, provide all documentation and other information that Lender reasonably requests in order to comply with its ongoing obligation under “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

Section 8.21 Entire Agreement.

The Loan Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Loan, and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect to the matters addressed in the Loan Documents. In particular, and without limitation, the terms of any commitment by Lender to make the Loan are merged into the Loan Documents. Except as incorporated in writing into the Loan Documents, there are no representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other instrument or agreement, including any other Loan Document, the terms, conditions and provisions of this Agreement shall prevail.

Section 8.22 POWER OF ATTORNEY.

BORROWER ACKNOWLEDGES AND AGREES AS FOLLOWS:

(a) THIS AGREEMENT CONTAINS PROVISIONS AUTHORIZING LENDER TO ACT AS BORROWER’S ATTORNEY-IN-FACT OR AGENT (COLLECTIVELY THE “POWER OF ATTORNEY”);

(b) THE PURPOSE OF THE POWER OF ATTORNEY IS TO GIVE LENDER BROAD POWERS TO, AMONG OTHER THINGS: (i) UPON THE OCCURRENCE OF ANY EVENT OF DEFAULT, TO COMPLETE THE WORK IN THE NAME OF BORROWER AND TO PERFORM OR DO SUCH ACTS AND THINGS AS ARE SPECIFICALLY SET FORTH AT SECTION 7.1(d), ITEMS (i) THROUGH AND INCLUDING (ix) THEREOF; (ii) CORRECT ANY DEFECT, ERROR OR OMISSION WHICH MAY BE DISCOVERED IN THE FORM OR CONTENT OF ANY OF THE LOAN DOCUMENTS; (iii) MAKE, EXECUTE, DELIVER AND RECORD, OR CAUSE TO BE MADE, EXECUTED, DELIVERED AND RECORDED, ANY AND ALL FURTHER INSTRUMENTS, CERTIFICATES AND OTHER DOCUMENTS AS MAY, IN THE OPINION OF LENDER, BE REASONABLY NECESSARY IN ORDER TO COMPLETE, PERFECT OR CONTINUE AND PRESERVE THE LIEN OF THE MORTGAGE; (iv) TO EXERCISE ANY AND ALL RIGHTS AND REMEDIES OF BORROWER (OR ITS AFFILIATES) UNDER ANY SWAP CONTACT; AND (vi) AND OTHERWISE ACT IN THE NAME OF BORROWER;

(c) THE POWER OF ATTORNEY IS COUPLED WITH AN INTEREST AND, AS SUCH, LENDER, IN EXERCISING ANY OF ITS RIGHTS UNDER THE POWER OF ATTORNEY IS NOT A FIDUCIARY OF BORROWER. LENDER MAY EXERCISE ANY OF ITS RIGHTS UNDER THE POWER OF ATTORNEY FOR THE SOLE BENEFIT OF LENDER, WITHOUT REGARD TO THE INTERESTS OF BORROWER;

(d) THE POWER OF ATTORNEY SHALL IN NO WAY BE CONSTRUED AS TO BENEFIT BORROWER;

(e) LENDER SHALL HAVE NO DUTY TO EXERCISE ANY POWERS GRANTED BY THE POWER OF ATTORNEY FOR THE BENEFIT OF BORROWER OR IN BORROWER’S BEST INTEREST;

(f) LENDER SHALL HAVE NO DUTY OF LOYALTY TO BORROWER;

(g) LENDER SHALL, TO THE EXTENT EXERCISABLE, EXERCISE ANY AND ALL POWERS GRANTED BY THE POWER OF ATTORNEY SOLELY FOR THE BENEFIT OF LENDER;

(h) ANY RIGHTS BORROWER MAY HAVE UNDER 20 PA.C.S. §§ 5601 - 5612, AS AMENDED (THE “POA ACT”) ARE HEREBY FOREVER WAIVED AND RELINQUISHED;

(i) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, (i) THE POWER OF ATTORNEY SHALL NOT BE CONSTRUED IN ACCORDANCE WITH THE PROVISIONS OF THE POA ACT, AND (ii) LENDER SHALL HAVE NONE OF THE DUTIES DESCRIBED IN 20 PA.C.S. § 5601.3(b);

(j) THE POWER OF ATTORNEY IS IRREVOCABLE; AND

(k) BORROWER HAS READ AND UNDERSTANDS THE POWER OF ATTORNEY.

Section 8.23 WARRANT OF ATTORNEY.

BORROWER ACKNOWLEDGES AND AGREES AS FOLLOWS:

(a) THIS AGREEMENT CONTAINS A WARRANT OF ATTORNEY CONFERRING AUTHORITY TO CONFESS JUDGMENT AGAINST BORROWER FOLLOWING THE OCCURRENCE OF AN EVENT OF DEFAULT, SUBJECT TO THE TERMS OF THE LAST PARAGRAPH OF SECTION 7.1(a) HEREOF (THE “WARRANT OF ATTORNEY”);

(b) THE WARRANT OF ATTORNEY IS COUPLED WITH AN INTEREST AND, AS SUCH, LENDER, IN EXERCISING ANY OF ITS RIGHTS UNDER THE WARRANT OF ATTORNEY IS NOT A FIDUCIARY OF BORROWER. LENDER MAY EXERCISE ANY OF ITS RIGHTS UNDER THE WARRANT OF ATTORNEY FOR THE SOLE BENEFIT OF LENDER, WITHOUT REGARD TO THE INTERESTS OF BORROWER;

(c) THE WARRANT OF ATTORNEY SHALL IN NO WAY BE CONSTRUED AS TO BENEFIT BORROWER;

(d) LENDER SHALL HAVE NO DUTY TO EXERCISE THE WARRANT OF ATTORNEY FOR THE BENEFIT OF BORROWER OR IN BORROWER’S BEST INTEREST;

(e) LENDER SHALL HAVE NO DUTY OF LOYALTY TO BORROWER;

(f) LENDER SHALL, TO THE EXTENT EXERCISABLE, EXERCISE ANY AND ALL POWERS GRANTED BY THE WARRANT OF ATTORNEY SOLELY FOR THE BENEFIT OF LENDER;

(g) ANY RIGHTS BORROWER MAY HAVE UNDER THE POA ACT ARE HEREBY FOREVER WAIVED AND RELINQUISHED;

(h) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, (i) THE WARRANT OF ATTORNEY SHALL NOT BE CONSTRUED IN ACCORDANCE WITH THE PROVISIONS OF THE POA ACT, AND (ii) LENDER SHALL HAVE NONE OF THE DUTIES DESCRIBED IN 20 PA.C.S. § 5601.3(b);

(i) THE WARRANT OF ATTORNEY IS IRREVOCABLE; AND

(j) BORROWER HAS READ AND UNDERSTANDS THE WARRANT OF ATTORNEY.

Section 8.24 NO RIGHT TO CURE AN EVENT OF DEFAULT OR LENDER’S OBLIGATION TO ACCEPT ANY CURE

Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, Borrower acknowledges and agrees that neither Borrower nor Guarantor has the right to cure any Event of Default once it occurs and Lender is under no obligation or duty to accept any cure of an Event of Default or the offer of the same by or from Borrower or Guarantor. Any language in this Agreement or in any of the other Loan Documents such as “upon the occurrence and continuance of an Event of Default”, “during the continuance of an Event of Default”, “so long as such Event of Default is continuing” or the like, shall not for any reason whatsoever or howsoever mean, imply, grant or otherwise entitle Borrower or Guarantor to any such right to cure an Event of Default once one occurs or obligate Lender to accept any cure, or the offer of any cure.

[signatures on next page]

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed as of the date first above written.

BORROWER:

RRE FARRINGTON HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Alan F. Feldman	[SEAL]
Name:	Alan F. Feldman
Title:	Chief Executive Officer

LENDER:

BANK OF AMERICA, N.A., a national banking association

By:	/s/ Robert Epstein	[SEAL]
Name:	Robert Epstein
Title:	Senior Vice President

BORROWER ACKNOWLEDGEMENT

COMMONWEALTH OF PENNSYLVANIA	:

COUNTY OF PHILADELPHIA	:

On this, the 27th day of July, 2015, before me, the undersigned officer, personally appeared Alan F. Feldman who acknowledged himself to be the Chief Executive Officer of RRE FARRINGTON HOLDINGS, LLC, a limited liability company organized under the laws of Delaware and that he/she as such Chief Executive Officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the limited liability company by himself as such Chief Executive Officer and further acknowledged that he/she executed the same on behalf of such limited liability company with the knowledge and intent that the foregoing instrument contains a grant by such limited liability company/limited partnership of one or more powers of attorney, including a warrant of attorney conferring authority to confess judgment.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Chariya Srey
Notary Public
My commission expires: 10/23/2017

Schedule 1

Definitions

Unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified, such definitions to be applicable equally to the singular and the plural forms of such terms and to all genders:

“Additional Financial Reporting” means (i) Financial Statements and/or Property Schedules requested more frequently than quarterly and/or (ii) such additional information, reports and statements respecting the Property and the Improvements, or the business operations and financial condition of each reporting party, as Lender may reasonably request.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Approved Manager” means Borrower, Resource Real Estate Opportunity Manager II, LLC, Resource Real Estate Management, Inc., Resource Real Estate Opportunity Advisor, LLC or any other reputable and creditworthy property manager, subject to the prior written approval of Lender, which written approval may be evidenced by e-mail confirmation, not to be unreasonably withheld, with a portfolio of properties comparable to the Property under active management.

“Authorized Signer” means each of Alan F. Feldman, Kevin M. Finkel, Shelle Weisbaum, and Steven R. Saltzman, acting alone, or any other representative of Borrower duly designated and authorized by Borrower to bind Borrower with respect to all matters pertaining to the Loan and the Loan Documents, including the submission of draw requests and the selection of interest rates.

“Banking Day” means any day that is not a Saturday, Sunday or banking holiday in the State.

“Borrower’s Deposit Account” means an account established with Lender pursuant to the terms of Section 4.6.

“Casualty” means any act or occurrence of any kind or nature that results in damage, loss or destruction to the Property.

“Civil Asset Forfeiture Reform Act” means the Civil Asset Forfeiture Reform Act of 2000 (18 U.S.C. Sections 983 et seq.), as amended from time to time, and any successor statute.

“Claim” means any liability, suit, action, claim, demand, loss, expense, penalty, fine, judgment or other cost of any kind or nature whatsoever, including reasonable fees, costs and expenses of attorneys, consultants, contractors and experts.

“Closing Checklist” means that certain Closing Requirements and Checklist setting forth the conditions for closing the Loan and recording the Mortgage.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning set forth in Section 3.16.

“Condemnation” means any taking of title to, use of, or any other interest in the Property under the exercise of the power of condemnation or eminent domain, whether temporarily or permanently, by any Governmental Authority or by any other Person acting under or for the benefit of a Governmental Authority.

“Condemnation Awards” means any and all judgments, awards of damages (including severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation, or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection with, any Condemnation or threatened Condemnation.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” or “Controlled” have meanings correlative thereto.

“Controlled Substances Act” means the Controlled Substances Act (21 U.S.C. Sections 801 et seq.), as amended from time to time, and any successor statute.

“Default” means an event or circumstance that, with the giving of Notice or lapse of time, or both, would constitute an Event of Default under the provisions of this Agreement.

“Dispute” means any controversy, claim or dispute between or among the parties to this Agreement, including any such controversy, claim or dispute arising out of or relating to (a) this Agreement, (b) any other Loan Document, (c) any related agreements or instruments, or (d) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort).

“Environmental Agreement” means the Environmental Indemnification and Release Agreement of even date herewith by and between Borrower and Lender pertaining to the Property, as the same may from time to time be extended, amended, restated or otherwise modified.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” means any event or circumstance specified in Article VI and the continuance of such event or circumstance beyond the applicable grace and/or cure periods therefor, if any, set forth in Article VI.

“Expenses” means all fees, charges, costs and expenses of any nature whatsoever incurred at any time and from time to time (whether before or after an Event of Default) by Lender in making, funding, administering or modifying the Loan, in negotiating or entering into any “workout” of the Loan, or in exercising or enforcing any rights, powers and remedies provided in the Mortgage or any of the other Loan Documents, including reasonable attorneys’ fees, court costs, receiver’s fees, management fees and costs incurred in the repair, maintenance and operation of, or taking possession of, or selling, the Property.

“Financial Statements” means (i) for each reporting party other than an individual, a balance sheet, income statement, statements of cash flow and additional schedules as reasonably determined by Lender: amounts and sources of contingent liabilities, reconciliation of changes in equity, liquidity verification, cash flow projections, real estate schedules providing details on each individual real property in the reporting party’s portfolio, including raw land, land under development, construction in process and stabilized properties, any additional schedules as may be required by Lender, and unless Lender otherwise consents, consolidated and consolidating statements if the reporting party is a holding company or a parent of a subsidiary entity; and (ii) for each reporting party who is an individual, a balance sheet, statements of cash flow and additional schedules as reasonably determined by Lender: and amounts and sources of contingent liabilities, sources and uses of cash and liquidity verification, cash flow projections, real estate schedules providing details on each individual real property in the reporting party’s portfolio, including raw land, land under development, any additional schedules as may be required by Lender, and unless Lender otherwise consents, Financial Statements for each entity owned or jointly owned by the reporting party. For purposes of this definition and any covenant requiring the delivery of Financial Statements, each party for whom Financial Statements are required is a “reporting party” and a specified period to which the required Financial Statements relate is a “reporting period”.

“Governmental Authority” or “Governmental Authorities” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” means Resource Real Estate Opportunity REIT II, Inc., a Maryland corporation and its successors and assigns.

“Guaranty” means the Guaranty Agreement of even date herewith executed by Guarantor for the benefit of Lender, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Improvements” means all on-site and off-site improvements to the Land for a 411-unit garden style, multi-family community known as “Farrington Lake” on the Land, together with all fixtures, improvements and appurtenances now or later to be located on the Land and/or in such improvements.

“Insurance Proceeds” means the insurance claims under and the proceeds of any and all policies of insurance covering the Property or any part thereof, including all returned and unearned premiums with respect to any insurance relating to the Property, in each case whether now or hereafter existing or arising.

“Land” means the land described in and encumbered by the Mortgage.

“Law(s)” means all federal, state and local laws, statutes, rules, ordinances, regulations, codes, licenses, authorizations, decisions, injunctions, interpretations, orders or decrees of any court or other Governmental Authority having jurisdiction as may be in effect from time to time.

“Lease(s)” means all leases, license agreements and other occupancy or use agreements (whether oral or written), now or hereafter existing, which cover or relate to the Property or any part thereof, together with all options therefor, amendments thereto and renewals, modifications and guaranties thereof, including any cash or security deposited under the Leases to secure performance by the tenants of their obligations under the Leases, whether such cash or security is to be held until the expiration of the terms of the Leases or applied to one or more of the installments of rent coming due thereunder.

“Loan” means the loan from Lender to Borrower, the repayment obligations in connection with which are evidenced by the Note.

“Loan Amount” means Thirty Two Million and No/100 Dollars ($32,000,000.00).

“Loan Documents” means this Agreement, the Note, the Mortgage, the Environmental Agreement, the Guaranty, any Swap Contract, any application or reimbursement agreement executed in connection with any letter of credit issued by Lender in connection with the Loan and any and all other documents which Borrower, Guarantor or any other party or parties have executed and delivered, or may hereafter execute and deliver, to evidence, secure or guarantee the Obligations, or any part thereof, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Management Agreements” means any agreement entered into whereby any Borrower or Guarantor is obligated to pay a fee or other compensation for or in connection with management or advisory services for, with respect to or in connection with the ownership, directly or indirectly, investment in, directly or indirectly, and/or operation of the Property. Without limitation, the following agreements are included within the definition of Management Agreement and are sometimes referred to as the “Existing Management Agreements”: (i) that certain Management Agreement dated as of December 20, 2013 by and among Guarantor, Opportunity OP II and Resource Real Estate Opportunity Manager II, LLC and (ii) that certain Management Agreement dated as of January 20, 2014 by and between Resource Real Estate Opportunity Manager II, LLC and Resource Real Estate Opportunity Management, Inc.

“Mortgage” means the Deed of Trust, Assignment, Security Agreement and Fixture Filing of even date herewith given by Borrower to Lender to secure the Obligations, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Net Proceeds” when used with respect to any Condemnation Awards or Insurance Proceeds, means the gross proceeds from any Condemnation or Casualty remaining after payment of all expenses, including reasonable attorneys’ fees, incurred in the collection of such gross proceeds.

“Note” means the Promissory Note of even date herewith, in an amount equal to the Loan Amount, made by Borrower to the order of Lender, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Notice” means a notice, request, consent, demand or other communication given in accordance with the provisions of Section 8.7 of this Agreement.

“Obligations” means all present and future debts, obligations and liabilities of Borrower to Lender arising pursuant to, or on account of, the provisions of this Agreement, the Note or any of the other Loan Documents, including the obligations: (a) to pay all principal, interest, late charges, prepayment premiums (if any) and other amounts due at any time under the Note; (b) to pay all Expenses, indemnification payments, fees and other amounts due at any time under the Mortgage or any of the other Loan Documents, together with interest thereon as provided in the Mortgage or such Loan Document; (c) to pay and perform all obligations of Borrower (or its Affiliate) under any Swap Contract; and (d) to perform, observe and comply with all of the terms, covenants and conditions, expressed or implied, which Borrower is required to perform, observe or comply with pursuant to the terms of this Agreement, the Mortgage or any of the other Loan Documents.

“OFAC” means the U.S. Department of Treasury’s Office of Foreign Assets Control.

“Person” means an individual, a corporation, a partnership, a joint venture, a limited liability company, a trust, an unincorporated association, any Governmental Authority or any other entity.

“Property” means the real and personal property conveyed and encumbered by the Mortgage.

“Property Schedules” means any one or combination of the following, as reasonably determined by Lender based on (x) the Property type and (y) whether completion of the construction of the Improvements has occurred: property operating statements, rent rolls, leasing status reports (including tenants’ names, occupied tenant space, lease terms, rents, vacant space and proposed rents), sales reports, inventory reports, capital and operating budgets. Before completion of the construction of the Improvements, a capital and operating budget for the Property for its first fiscal year (or portion thereof) of operations, in form and detail satisfactory to Lender.

“Rents” means all of the rents, royalties, issues, profits, revenues, earnings, income and other benefits of the Property or any part thereof, or arising from the use or enjoyment of the Property or any part thereof, including all such amounts paid under or arising from any of the Leases and all fees, charges, accounts or other payments for the use or occupancy of rooms or other public facilities within the Property or any part thereof.

“Sanctions” means, collectively, any sanctions administered or enforced by the United States Government, including OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.

“State” means the Commonwealth of Pennsylvania.

“Survey” means a map or plat of survey of the Land which conforms with Lender’s survey requirements set forth in the Closing Checklist.

“Swap Contract” means any agreement, whether or not in writing, relating to any Swap Transaction, including, unless the context otherwise clearly requires, any agreement or contract that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute, and CFTC Regulation 1.3(xxx), any form of master agreement (the “Master Agreement”) published by the International Swaps and Derivatives Association, Inc., and any other master agreement, entered into prior to the date hereof or any time after the date hereof, between Swap Counterparty and Borrower (or its Affiliate), together with any related schedules and confirmations, as the same may be amended, restated, replaced, supplemented, superseded or otherwise modified from time to time in accordance with its terms, relating to or governing any or all of the foregoing.

“Swap Counterparty” means Lender or an Affiliate of Lender, in its capacity as counterparty under any Swap Contract.

“Swap Transaction” means any transaction that is a rate swap, basis swap transaction, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, note or bill option, interest rate option, forward foreign exchange transaction, cap transaction, spot or floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, swap option, currency option, credit swap or default transaction, T-lock, or any other similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, entered into prior to the date hereof or any time after the date hereof between Swap Counterparty and Borrower (or its Affiliate) so long as a writing, such as a Swap Contract, evidences the parties’ intent that such obligations shall be secured by the Mortgage in connection with the Loan.

“Taxes” means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority or any communities facilities or other private district on Borrower or on any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.

Schedule 2

Intentionally Omitted

Schedule 3

Intentionally Omitted

Schedule 4

Leasing and Tenant Matters

1.	Representations and Warranties of Borrower Regarding Leases.

Borrower represents and warrants that Borrower has delivered to Lender Borrower’s standard form of tenant lease and an accurate and complete rent roll for the Property.

2.	Covenants of Borrower Regarding Leases and Rents.

Borrower covenants that Borrower (a) will observe and perform all of the material obligations imposed upon the landlord in the Leases and will not do or permit to be done anything to impair the security thereof; (b) will use its best efforts to enforce or secure, or cause to be enforced or secured, the performance of each and every obligation and undertaking of the respective tenants under the Leases and will appear in and defend, at Borrower’s sole cost and expense, any action or proceeding arising under, or in any manner connected with, the Leases; (c) will not collect any of the Rents more than one (1) month in advance of the time when the same are due under the terms of the Leases; (d) will not discount any future accruing Rents; (e) without the prior written consent of Lender, will not execute any assignment of the Leases or the Rents; (f) other than in the ordinary course of business, will not alter, modify or change the terms of the Leases, or surrender, cancel or terminate the same without the prior written consent of Lender; and (g) will execute and deliver, at the request of Lender, all such assignments of the Leases and Rents in favor of Lender as Lender may from time to time require.

3.	Leasing Guidelines.

Borrower shall not enter into any Lease of space in the Improvements unless approved or deemed approved by Lender prior to execution. Borrower’s standard form of tenant lease, and any revisions thereto, must have the prior written approval of Lender. Lender shall be “deemed” to have approved any Lease that: (a) is on the standard form lease approved by Lender with no deviations except as approved by Lender, such approval not to be unreasonably withheld, conditioned or delayed; and (b) is entered into in the ordinary course of business with a bona fide unrelated third party tenant (except with respect to employees of Borrower’s property manager but not to exceed two (2) employees), and Borrower, acting in good faith and exercising due diligence, has determined that the tenant is financially capable of performing its obligations under the Lease.

4.	Delivery of Leasing Information and Documents.

From time to time upon Lender’s reasonable request, Borrower shall promptly deliver to Lender (a) a complete rent roll of the Property in such detail as Lender may reasonably require, together with such operating statements and leasing schedules and reports as Lender may require, and (b) such other information regarding tenants and prospective tenants and other leasing information as Lender may reasonably request.

Schedule 5

Tax and Insurance Reserve Deposits

1. If required by Lender, on each monthly payment date under the Note, Borrower shall pay to Lender one-twelfth (1/12th) of the amount estimated by Lender to pay all installments of Taxes levied against the Property and all insurance premiums for insurance required to be maintained by Borrower under the Loan Documents, in each case coming due during the upcoming twelve (12) month period. Lender reserves the right to periodically adjust the amount of the monthly deposit to account for changes in Taxes from an interim basis to final basis each tax year. Required payments hereunder shall be added together with the regular payments under the Note and with any other sums required under the Loan Documents, all of which shall be paid monthly as an aggregate sum by Borrower to Lender until the Obligations are paid and performed in full. Unless otherwise required by applicable Law, funds paid by Borrower hereunder shall not be or be deemed to be escrow or trust funds. At Lender’s option, such funds may be held in an individual account, consolidated with other like accounts, or commingled with the general funds of Lender. Such funds shall be held in an interest-bearing account in the name of Lender and all interest shall be credited to Borrower. Borrower agrees that it shall include all interest and earnings on such funds paid to or deposited with Lender as its income (and, if Borrower is a partnership or other pass-through entity, the income of its partners, members or beneficiaries, as the case may be), and shall be the owner of all such funds for federal and applicable state and local tax purposes.

2. Provided no Event of Default has occurred and is continuing, Lender shall pay for the account of Borrower, to the extent funds paid to Lender hereunder are sufficient for such purposes, prior to the delinquency date for such expense, real property Taxes and insurance premiums for which Borrower has provided invoices to Lender in advance. In its sole and absolute discretion, Lender may retain a third party tax lien service to obtain tax certificates or other evidence or estimates of Taxes due or to become due and Borrower shall promptly reimburse Lender for the cost of retaining any such service. Any unpaid reimbursements for any tax lien service will be added to the Obligations. Borrower shall ensure Lender’s receipt, at least thirty (30) days prior to the respective due date for payment, of all bills, invoices and statements for all Taxes and insurance premiums to be paid. Lender shall not be responsible for the payment of any invoice if Borrower has not paid to Lender sufficient funds for such item under this Schedule, even if the shortfall results from Lender’s failure to adequately estimate and collect sufficient funds to satisfy such charges. In making any payment for Taxes or insurance hereunder, Lender shall be entitled to rely on any tax lien service or any bill, statement or estimate procured from the appropriate public office or insurance company or agent without any inquiry into the accuracy, validity, enforceability or contestability of any Taxes, valuation, sale, forfeiture, tax lien or title or claim thereof.

3. Borrower grants to Lender a security interest in all funds paid to or deposited with Lender hereunder, and any proceeds thereof, as security for the Obligations. Such security interest shall be governed by the Uniform Commercial Code of the State, and Lender shall have available to it all of the rights and remedies available to a secured party thereunder. Borrower shall have no right to unilaterally demand payment of or to withdraw funds deposited with Lender hereunder except as expressly permitted hereby. Upon the occurrence of an Event of Default which is not waived by Lender in writing, Borrower agrees that Lender may apply any funds paid to or deposited with Lender hereunder to cure the default.

Schedule 6

Intentionally Omitted

Schedule 7

Swap Contracts

1. Swap Documentation. Within the timeframes required by Lender and Swap Counterparty, Borrower shall deliver to Swap Counterparty the following documents and other items, executed and acknowledged as appropriate, all in form and substance satisfactory to Lender and Swap Counterparty: (a) Master Agreement in the form published by the International Swaps and Derivatives Association, Inc. and related schedule in the form agreed upon between Borrower (or its Affiliate) and Swap Counterparty; (b) a confirmation under the foregoing, if applicable; (c) a guaranty of the Obligations of Borrower under the Swap Contract or Swap Transaction executed by Guarantor in form and substance acceptable to Lender; (d) if Borrower (or its Affiliate) is anything other than a natural person, evidence of due authorization to enter into transactions under the foregoing Swap Contract with Swap Counterparty, together with evidence of due authorization and execution of any Swap Contract; and such other title endorsements, documents, instruments and agreements as Lender and Swap Counterparty may require to evidence satisfaction of the conditions set forth in this Section 1 of Schedule 7, including a swap endorsement to Lender’s title insurance policy in form and substance satisfactory to Lender.

2. Conveyance and Security Interest. To secure Borrower’s Obligations, Borrower hereby transfers, assigns and transfers to Lender, and grants to Lender a security interest in, all of Borrower’s right, title and interest, but not its obligations, duties or liabilities for any breach, in, under and to the Swap Contract, any and all amounts received by Borrower in connection therewith or to which Borrower is entitled thereunder, and all proceeds of the foregoing. All amounts payable to Borrower under the Swap Contract shall be paid to Lender and shall be applied to pay interest or other amounts under the Loan.

3. Cross-Default. It shall be an Event of Default under this Agreement if any Event of Default occurs as defined under any Swap Contract as to which Borrower (or its Affiliate) is the Defaulting Party, or if any Termination Event occurs under any Swap Contract as to which Borrower (or its Affiliate) is an Affected Party. As used in this Section, the terms “Defaulting Party,” “Termination Event” and “Affected Party” have the meanings ascribed to them in the Swap Contract.

4. Remedies; Cure Rights. In addition to any and all other remedies to which Lender and Swap Counterparty are entitled at Law or in equity, Swap Counterparty shall have the right, to the extent so provided in any Swap Contract or any Master Agreement relating thereto, (a) to declare an event of default, termination event or other similar event thereunder and to designate an Early Termination Date as defined under the Master Agreement, and (b) to determine net termination amounts in accordance with the Swap Contract and to setoff amounts between Swap Contracts. Lender shall have the right at any time (but shall have no obligation) to take in its name or in the name of Borrower (or its Affiliate) such action as Lender may at any time determine to be necessary or advisable to cure any default under any Swap Contract or to protect the rights of Borrower (or its Affiliate) or Swap Counterparty thereunder; provided, however, that before the occurrence of an Event of Default under this Agreement, Lender shall give prior written notice to Borrower before taking any such action. For this purpose, Borrower hereby constitutes Lender its true and lawful attorney-in-fact with full power of substitution, which power of attorney is coupled with an interest and irrevocable, to exercise, at the election of Lender, any and all rights and remedies of Borrower (or its Affiliate) under the Swap Contract, including making any payments thereunder and consummating any transactions contemplated thereby, and to take any action that Lender may deem proper in order to collect, assert or enforce any claim, right or title, in and to the Swap Contract hereby assigned and conveyed, and generally to take any and all such action in relation thereto as Lender shall deem advisable. Lender shall not incur any liability if any action so taken by Lender or on its behalf shall prove to be inadequate or invalid. Borrower expressly understands and agrees that Lender is not hereby assuming any duties or obligations of Borrower (or its Affiliate) to make payments to Swap Counterparty under any Swap Contract or under any other Loan Document. Such payment duties and obligations remain the responsibility of Borrower (or its Affiliate) notwithstanding any language in this Agreement.

5. Timing of Interest Rate Periods. At all times when any Swap Contract is in effect, Borrower shall elect Interest Periods of one (1) month in duration for all LIBOR Rate Principal. As used herein, the terms “Interest Period” and “LIBOR Rate Principal” have the meanings ascribed to them in the Note. Borrower shall time its rate elections under the Note so that each Interest Period for LIBOR Rate Principal ends on a day when a payment is due from either counterparty under any Swap Contract.

6. Automatic Deduction and Credit.

(a) At all times when any Swap Contract is in effect, Borrower shall maintain the Checking Account in good standing with Lender. Borrower hereby grants to Lender and Swap Counterparty a security interest in the Checking Account, and any other accounts and deposit accounts from which Borrower may from time to time authorize Lender to debit payments due on the Loan and the Swap Contracts. Borrower is granting this security interest to Lender and Swap Counterparty for the purpose of securing the Obligations.

(b) At all times when any Swap Contract is in effect, all monthly payments owed by Borrower under the Note will be automatically deducted on their due dates from the Checking Account. Lender is hereby authorized to apply the amounts so debited to Borrower’s obligations under the Loan. Notwithstanding the foregoing, Lender will not automatically deduct the principal payment at maturity from the Checking Account.

(c) At all times when any Swap Contract is in effect, all payments owed by Borrower (or its Affiliate) under any Swap Contract will be automatically deducted on their due dates from the Checking Account. The preceding sentence includes Borrower’s authorization for Lender to debit from the Checking Account any monetary obligation owed by Borrower (or its Affiliate) to Swap Counterparty following any Early Termination Date, as defined under the Master Agreement. Swap Counterparty is hereby authorized to apply the amounts so debited to the obligations of Borrower (or its Affiliate) under the applicable Swap Contract.

(d) Lender will debit the Checking Account on the dates the foregoing payments become due; provided, however, that if a due date does not fall on a Banking Day, Lender will debit the Checking Account on the first Banking Day following such due date.

(e) Borrower shall maintain sufficient funds on the dates when Lender enters debits authorized by this Agreement. If there are insufficient funds in the Checking Account on any date when Lender enters any debit authorized by this Agreement, without limiting Lender’s other remedies in such an event, the debit will be reversed in whole or in part, in Lender’s sole and absolute discretion, and such amount not debited shall be deemed to be unpaid and shall be immediately due and payable in accordance with the terms of the Note and/or the Swap Contract, as applicable.

(f) So long as there is no Event of Default existing under this Agreement or any Swap Contract, Lender will automatically credit the Checking Account for payments owed by Swap Counterparty under the Swap Contract. Lender will credit the Checking Account on the dates the foregoing payments become due; provided, however, that if a due date does not fall on a Banking Day, Lender will credit the Checking Account on the first Banking Day following such due date.

Schedule 8

Financial Covenants

Debt Service Coverage Ratio Covenant/Cash Sweep Provision. Borrower shall maintain a Debt Service Coverage Ratio in accordance with the following:

Determination Date	Debt Service Coverage Ratio
December 31, 2017	1.00 to 1.00
June 30, 2018	1.15 to 1.00
June 30, 2019	1.20 to 1.00

This ratio will be tested on each Determination Date set forth above. In the event Borrower fails to meet the Debt Service Coverage Ratio on any given Determination Date, the provisions of clauses (a), (b), (c), (d) and (e) below shall apply. Any failure of Borrower to comply with the requirements set forth in such clauses (a) or (b) following the failure to meet the Debt Service Coverage Ratio for any given Determination Date shall constitute an immediate Event of Default hereunder (not subject to any further grace or cure periods).

(a) In the event that the Debt Service Coverage Ratio measured as of any Determination Date is less than the applicable Debt Service Coverage Ratio set forth on the chart above, the Borrower shall either:

(i) within thirty (30) days after the Certificate Date (as defined in Section 4.8(b)(i)), make a prepayment of principal towards the Loan in accordance with the prepayment provisions of the Note in an amount sufficient to ensure that the Debt Service Coverage Ratio (as calculated on a pro forma basis taking into account such prepayment) then meets or exceeds the applicable Debt Service Coverage Ratio set forth on the chart above, together with a mutually agreed-upon reduction in the committed amount of the Loan; or

(ii) to the extent Borrower does not satisfy the prepayment condition set forth in clause (a)(i) within such thirty (30) day period, Borrower shall thereafter, for each calendar month commencing with the month after the applicable Determination Date when Borrower failed to meet the Debt Service Coverage Ratio until the occurrence of the Cash Sweep Termination Date (defined below), cause to be delivered to Lender 100% of the monthly Excess Cash Flow by depositing such funds directly into a cash collateral account designated by Lender and subject to the provisions set forth below (a “Cash Collateral Account”). Such monthly payments of Excess Cash Flow shall be deposited for each month on or before the 15th day of the succeeding month after the commencement of the cash sweep (the “Sweep Date”). For example, if the Determination Date occurred on June 30, and the cash sweep commenced in July as a result of Borrower’s failure to make a principal payment by July 31, then Excess Cash Flow for July shall be deposited on or before August 15th. During the period when the cash sweep is in effect, the Borrower shall deliver to Lender on or before each Sweep Date, a detailed calculation of the Excess Cash Flow for such month in a form satisfactory to Lender, together with an income statement, operating statement, rent roll, and such other supporting statements, information and documentation that Lender may request to verify the Borrower’s calculation of the Excess Cash Flow.

(b) Borrower hereby agrees (i) that each Cash Collateral Account established pursuant to the terms of this Agreement shall be an account established at Lender and held in such name or names as Lender shall deem appropriate, including in the name of Lender, using Borrower’s tax identification number, (ii) that Lender shall have exclusive control with respect to each Cash Collateral Account, including, without limitation, the exclusive right of withdrawal with respect to funds held therein (subject to the terms of this Agreement), (iii) to execute and deliver to Lender any such account agreements or designations or other documentation reasonably requested by Lender in order to open, maintain and/or control each Cash Collateral Account in accordance with the terms of this Agreement, including but not limited to a Deposit Account Control Agreement (“DACA”) substantially in the form attached hereto as Schedule 10, and incorporated herein by reference, and (iv) that Lender may, at its option, either use a pre-existing Cash Collateral Account or establish a new Cash Collateral Account in connection for deposit of the monthly payments of Excess Cash Flow. Cash Collateral Accounts may or may not (at the option of Lender) be interest-bearing; provided, that all interest, if any, earned from time to time on funds deposited in any Cash Collateral Account shall be retained in the account as cash collateral held pursuant to the terms of this Agreement. Borrower hereby grants to Lender, for the purpose of securing all of the Obligations, a security interest in each Cash Collateral Account established pursuant to the terms of this Agreement and all funds from time to time held therein. Lender shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of the State with respect to each Cash Collateral Account and the funds from time to time held therein. Borrower shall execute and deliver the DACA and any other documentation required by clause (iii) herein to Lender within five (5) business days of Lender’s request.

(c) Lender shall have the right to withdraw funds from time to time held in a Cash Collateral Account as follows: (i) to the extent any Event of Default has occurred and is then-continuing or upon the occurrence of the Maturity Date (as defined in the Note), Lender may, in its sole discretion, withdraw and apply any funds held in a Cash Collateral Account to any of the then-due and payable Obligations (whether as a result of acceleration or otherwise); or (ii) if requested by Borrower or to the extent necessary to preserve the value of the Property and not otherwise paid by Borrower in a timely manner (and regardless of whether an Event of Default is then-continuing), Lender may, in its sole but reasonable discretion, withdraw funds from a Cash Collateral Account for the purpose of paying any costs and/or expenses related to the Property (such funds to be disbursed to Borrower or paid directly to the applicable party entitled thereto, as determined by Lender in its sole discretion).

(d) Upon the occurrence of a Cash Sweep Termination Date, Lender shall, promptly following the written request of Borrower, return or otherwise release the funds (if any) then-remaining in the applicable Cash Collateral Account to the Borrower. The occurrence of a Cash Sweep Termination Date and the return or release of funds to the Borrower in connection therewith shall not, in any case, preclude the application of the cash sweep provisions set forth herein with respect to any subsequent failure by Borrower to meet the required Debt Service Coverage Ratio.

(e) To the extent there are no funds available from the Capital Expense Account and provided that no Event of Default is continuing, in the sole and absolute discretion of Lender, funds in the Cash Collateral Account deposited from the Excess Cash Flow may be available to be disbursed to Borrower to fund capital costs approved by Lender, in its sole and absolute discretion, upon Lender’s receipt of invoices, billing statements and other documentation as may be requested by Lender in its sole and absolute discretion. Lender shall be entitled to have a third-party inspector selected by Lender inspect any capital improvements made to the Property, the cost of such inspector to be borne by Borrower.

(f) In addition to the foregoing, in the event that the Debt Service Coverage Ratio is, as of any time from and after June 30, 2018, less than 1.10 to 1.00, then Lender may, in its sole discretion, withdraw funds held in a Cash Collateral Account and (i) apply the same to any of the then-due and payable Obligations (whether as a result of acceleration or otherwise); or (ii) use such funds from a Cash Collateral Account for the purpose of paying any costs and/or expenses related to the Property (such funds to be disbursed to Borrower or paid directly to the applicable party entitled thereto, as determined by Lender in its sole discretion).

“Actual Operating Revenue” means, with respect to any period of time, all income, computed on an annualized basis in accordance with generally accepted accounting principles, collected from the ownership and operation of the Property from whatever source (other than any source affiliated with Borrower or any Guarantor), including Rents, utility charges, escalations, service fees or charges, license fees, parking fees, and other required pass-throughs, but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds from tenants, uncollectible accounts, sales of furniture, fixtures and equipment, interest income, Condemnation Awards, Insurance Proceeds (other than business interruption or other loss of income insurance), unforfeited security deposits, utility and other similar deposits, income from tenants not paying rent, income from tenants in bankruptcy, and non-recurring or extraordinary income, including lease termination payments. Actual Operating Revenue shall be net of rent concessions and credits. Actual Operating Revenue shall be subject to appropriate seasonal and other adjustments in Lender’s reasonable discretion.

“Assumed Interest Rate” means the annual yield payable on the last day of the applicable Calculation Period on ten (10) year United States Treasury obligations in amounts approximating the Net Commitment Amount at the inception of the Calculation Period plus two and one quarter (2.25) basis points per annum; provided, however, that the Assumed Interest Rate shall be not less than six percent (6%) per annum.

“Calculation Period” means (a) for all periods, to and including June 30, 2018, the most recently ended six (6) month period ending on the last day of the applicable reporting period for which Lender requires financial statements and (b) for all periods after June 30, 2018, the most recently ended twelve (12) month period ending on the last day of the applicable reporting period for which Lender requires financial statements.

“Cash Sweep Termination Date” means the first calendar month following a Sweep Date when the following has occurred: (a) it is determined by Lender to Lender’s reasonable satisfaction (based on the financial information provided by Borrower pursuant to the terms of this Agreement), that the Debt Service Coverage Ratio has been, for the most-recently ended two (2) calendar quarters, at least equal to the applicable Debt Service Coverage Ratio set forth above; and (b) no Event of Default is then-continuing.

“Debt Service Coverage Ratio” means, as of any Determination Date, for the applicable Calculation Period the ratio, as determined by Lender, of Net Operating Income to Debt Service.

“Debt Service” means the higher of (a) the actual principal (if any) and interest payable under the Loan during the applicable Calculation Period, or (b) the payments of principal and interest that would have been payable under a hypothetical loan during the Calculation Period, assuming (i) an initial loan balance equal to the Net Commitment Amount at the inception of the Calculation Period, (ii) an interest rate equal to the Assumed Interest Rate, and (iii) amortization of the aggregate principal indebtedness over a thirty (30-) year amortization period.

“Determination Date” means, each of December 31, 2017, June 30, 2018, June 30, 2019, and for each reporting period from and after June 30, 2018, the last date on which the Borrower is required, pursuant to the terms of this Agreement, to have provided yearly and/or quarterly financial statements and a Borrower Compliance Certificate (as defined in Section 4.8(b)) to Lender.

“Excess Cash Flow” means, for any calendar month, an amount equal to:

(a) actual gross revenues of Borrower for such calendar month attributable to the Property (including, without limitation, all rentals, room charges, service and other fees or charges, license fees, parking fees and other revenues and cash payments of any kind received by the Borrower), less

(b) an amount equal to (i) actual operating expenses paid by Borrower during such calendar month and attributable to the Property, as reasonably approved by Lender (provided, that such calculation shall (A) include management fees paid or payable and allocable to such month, but in an amount not to exceed 4.5% of the amount calculated pursuant to clause (a) above for any such month; (B) include any reserves funded pursuant to the terms of the Loan Documents or which are otherwise deemed necessary by Borrower for the operation, maintenance or improvement of the Property and approved by Lender in its reasonable discretion; (C) include leasing commissions paid by Borrower during such month other than those payable to affiliates of the Borrower; and (D) exclude depreciation, amortization, other non-cash items and any amounts payable to affiliates of the Borrower (other than management fees referenced in clause (b)(i)(A) above)), plus (ii) the pro-rated portion of income taxes (if any) allocable to such calendar month, together with principal and interest paid with respect to the Loan for such calendar month.

“Net Commitment Amount” means, as of any date, the total amount of the then outstanding principal balance of the Loan.

“Net Operating Income” means, with respect to any period of time, the amount obtained by subtracting actual Operating Expenses from Actual Operating Revenue as such amount may be adjusted by Lender in its reasonable discretion based on Lender’s underwriting standards, including adjustments for vacancy allowance and other concessions. As used herein, “vacancy allowance” means an allowance for reductions in potential income attributable to vacancies, tenant turnover, and nonpayment of rent. Notwithstanding anything to the contrary, (i) before June 30, 2018, Net Operating Income shall be measured as Actual Operating Revenue annualized based on the most recently ended 6-month period and deducting therefrom Operating Expenses based on the greater of (A) appraised Operating Expenses or (B) trailing 12-month Operating Expenses and (ii) from and after June 30, 2018, Net Operating Income shall be measured as Actual Operating Revenue less Operating Expenses each as measured on a trailing 12-month basis.

“Operating Expenses” means, with respect to any period of time, the total of all expenses actually paid or payable, computed on an annualized basis in accordance with generally accepted accounting principles, of whatever kind relating to the ownership, operation, maintenance or management of the Property, including utilities, ordinary repairs and maintenance, insurance premiums, ground rents, if any, license fees, Taxes, advertising expenses, payroll and related taxes, management fees equal to the greater of 3% of Actual Operating Revenue or the management fees actually paid under any management agreement, operational equipment or other lease payments as approved by Lender, normalized capital expenditures and capital reserve payments or deposits, but specifically excluding depreciation and amortization, income taxes, debt service on the Loan, and any item of expense that would otherwise be covered by the provisions hereof but which is paid by any tenant under such tenant’s Lease or other agreement provided such reimbursement by tenant is not included in the calculation of Actual Operating Revenue. Operating Expenses shall be subject to appropriate seasonal and other adjustments in Lender’s reasonable discretion. Any expense which in accordance with accrual basis income tax accounting is depreciated or amortized over a period which exceeds one (1) year shall be treated as an expense, for the purposes of the foregoing calculations, ratably over the period of depreciation or amortization.

[Financial Covenants continue on the next page]

Minimum Tangible Net Worth Guarantor shall maintain on a consolidated and consolidating basis a Minimum Tangible Net Worth equal to at least the sum of One Hundred Million and 00/100 Dollars ($100,000,000.00). This covenant will be calculated at the end of each reporting period for which Lender requires financial statements, using the results of that reporting period. Any failure of Guarantor to comply with the Minimum Tangible Net Worth covenant shall constitute an immediate Event of Default hereunder (not subject to any further grace or cure periods).

“Minimum Tangible Net Worth” means the value of total assets (on the basis of the lower of cost or market) (including leaseholds and leasehold improvements and reserves against assets but excluding goodwill, patents, trademarks, trade names, organization expense, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses, and other like intangibles, and monies due from affiliates, officers, directors, employees, shareholders, members or managers) less total liabilities, including but not limited to accrued and deferred income taxes, but excluding the non-current portion of Subordinated Liabilities.

“Subordinated Liabilities” means liabilities subordinated to Borrower’s obligations to Lender in a manner acceptable to Lender in its sole discretion.

Unencumbered Liquid Assets. Guarantor shall maintain Unencumbered Liquid Assets having an aggregate market value of not less than Five Million and 00/100 Dollars ($5,000,000.00). This covenant will be calculated at the end of each reporting period for which Lender requires financial statements, using the results of that reporting period. Any failure of Guarantor to comply with the Unencumbered Liquid Assets covenant shall constitute an immediate Event of Default hereunder (not subject to any further grace or cure periods).

“Unencumbered Liquid Assets” means the following assets (excluding assets of any retirement plan) which (i) are not the subject of any lien, pledge, security interest or other arrangement with any creditor to have its claim satisfied out of the asset (or proceeds thereof) prior to the general creditors of the owner of the asset, (ii) are held solely in the name of Guarantor subject to this covenant (with no other Persons having ownership rights therein); (iii) may be converted to cash within five (5) days; (iv) are otherwise acceptable to Lender in its reasonable discretion; and (v) are not being counted or included to satisfy any other liquidity requirement under any other obligation (except for requirements of this Lender in connection with other loans or credit facilities to Guarantor), whether with Lender or any other lender, unless otherwise expressly agreed by Lender in writing:

(a) Cash or cash equivalents held in the United States and denominated in United States dollars;

(b) United States Treasury or governmental agency obligations which constitute full faith and credit of the United States of America;

(c) Commercial paper rated P-1 or A1 by Moody’s or S&P, respectively;

(d) Medium and long-term securities rated investment grade by one of the rating agencies described in (c) above;

(e) Eligible Stocks; and

(f) Mutual funds quoted in The Wall Street Journal which invest primarily in the assets described in (a) – (e) above.

“Eligible Stocks” includes any common or preferred stock which (i) is not control or restricted stock under Rule 144 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, or subject to any other regulatory or contractual restrictions on sales, (ii) is traded on a U. S. national stock exchange, including NASDAQ, with a liquidity on such exchange for such stock acceptable to Lender and (iii) has, as of the close of trading on the applicable exchange (excluding after hours trading), a per share price of at least Ten Dollars ($10).

Schedule 9

FORM OF GUARANTOR COMPLIANCE CERTIFICATE

[Guarantor Name]

[Guarantor Address]

            , 20

COMPLIANCE CERTIFICATE

Bank of America, N.A.,

[Address]

Re:	[Reference Property or Loan]

Ladies and Gentlemen:

This quarterly compliance certificate (this “Certificate”) is being delivered pursuant to that Term certain Term Loan Agreement dated             , 2015, by and among the                     , (“Borrower”) and Bank of America, N.A. (“Lender”) (as the same may have been or may hereafter be amended, modified, supplemented, restated and replaced from time to time, the “Loan Agreement”) and that certain Guaranty Agreement dated as of                     , by the undersigned (“Guarantor”) in favor of Lender (as the same may have been or may hereafter be amended, modified, supplemented, restated and replaced from time to time, the “Guaranty Agreement”). All capitalized terms used but not defined in this Certificate shall have the meanings given in the Loan Agreement and Guaranty Agreement, as applicable.

This Certificate is being given for the fiscal quarter ending on                     . Guarantor hereby certifies to Lender as follows:

1. All representations and warranties made by Guarantor in the Loan Documents (and any certificate, document or financial or any other statement furnished pursuant to or in connection therewith) remain true and correct in all material respects on and as of the date of this Certificate with the same force and effect as if made on and as of such date.

2. No material adverse change has occurred since the date of the last compliance certificate delivered to Lender pursuant to the Loan Agreement and the Guaranty Agreement, and no event or condition that could reasonably be expected to have a material adverse change in the financial condition of Guarantor, has occurred, except as set forth below [if blank, there are no exceptions]:

3. The Minimum Tangible Net Worth of Guarantor as of the date hereof was $         and the Unencumbered Liquid Assets of Guarantor was $        , each as determined as set forth in the Term Loan Agreement. These covenants will be calculated at the end of each reporting period for which Lender requires financial statements, using the results of that reporting period.

The calculations made and the information contained herein are complete and correct and fairly present the financial position and results of operations of Guarantor in accordance with accounting principles consistently applied, and correctly reflect the books and records of Guarantor.

Should you require any further documentation or have any questions, please contact                     .

GUARANTOR:

Name:

Schedule 10

Form of Deposit Account Control Agreement

(Account – Without Activation)

DEPOSIT ACCOUNT CONTROL AGREEMENT

This Deposit Account Control Agreement (the “Agreement”) is entered into as of             , 20                    , among RRE Farrington Holdings, LLC (“Company”), Bank of America, N.A. (“Lender”) and Bank of America, N.A. (“Bank”) with respect to the following:

RECITALS:

A. Bank has agreed to establish and maintain for Company certain deposit account(s) identified as number(s)                      (referred to individually and collectively, as the “Account”).

B. Company has assigned to Lender a security interest in the Account and in any checks, automated clearinghouse (“ACH”) transfers, wire transfers, instruments and other payment items (collectively, “Funds”) deposited in the Account.

C. Company and Lender have requested Bank to enter into this Agreement to evidence Lender’s security interest in the Account and to provide for the disposition of the Funds deposited in the Account.

D. Bank is willing to enter into this Agreement for the benefit of Company and Lender pursuant to the terms to and conditions set forth herein.

Accordingly, Company, Lender and Bank agree as follows:

1. Lender’s Control over the Account.

(a) This Agreement evidences Lender’s control over the Account. Notwithstanding any contrary duties owed by Bank to the Company under any other deposit account agreements, terms and conditions or other documentation entered into by and between Bank and the Company governing the Account and any cash management or similar services provided by Bank or an affiliate of Bank in connection with the Account, including without limitation, services in connection with any “Lockbox”, as defined below (collectively, the “Account Related Agreements”), Bank will comply with instructions originated by Lender as set forth herein directing the disposition of Funds in the Account without further consent of the Company. Bank may follow such instructions even if doing so results in the dishonoring by Bank of items presented for payment from the Account or Bank otherwise not complying with any instruction from Company directing the disposition of any Funds in the Account.

(b) Company represents and warrants to Lender and Bank that it has not assigned or granted a security interest in the Account or any Funds deposited in the Account, except to Lender and Bank.

(c) Company will not permit any Account to become subject to any other pledge, assignment, lien, charge or encumbrance of any kind (“Charges”), other than Lender’s security interest referred to herein, Bank’s setoffs and the Charges permitted hereinafter.

(d) Company covenants to Lender that it will not close the Account prior to the termination of this Agreement. Bank shall have no liability in the event Company breaches this covenant to Lender.

2. Company Access to the Account. Except as otherwise provided in this Section 2 of the Agreement, prior to the Activation Effective Time (as defined below) Bank may honor withdrawal, payment, transfer, or other instructions originated by the Company concerning the disposition of Funds in the Account (collectively, “Company Instructions”). On and after the Activation Effective Time, Bank shall only honor instructions originated by Lender concerning the disposition of Funds in the Account (“Lender Instructions”) without further consent from the Company and Company shall have no right or ability to access, withdraw or transfer Funds from the Account. Except as provided herein, no Lender Instruction may be rescinded or modified without Bank’s consent. Both Lender and Company acknowledge that Bank may, without liability, (i) comply with any Company Instruction or otherwise complete a transaction involving the Account that Bank or an affiliate had started to process before the Activation Effective Time and (ii) commence to solely honor Lender’s Instructions at any time or from time to time after the effective date of this Agreement even if prior to the Activation Effective Time (including without limitation halting, reversing or redirection of any transaction), which actions (under (i) and/or (ii)) shall not, in any way, affect the commencement of the Activation Effective Time. The Account may receive merchant card deposits and chargebacks. Company acknowledges and agrees that upon commencement of the Activation Effective Time, chargebacks may be blocked from debiting the Account.

For purposes hereof, and notwithstanding anything to the contrary in this Agreement, the “Activation Effective Time” shall commence upon the opening of business on the second Banking Day (as defined below) following the Banking Day on which this Agreement becomes effective; provided, however, that if this Agreement is executed on any day after 12:00 noon, eastern time, this Agreement shall be deemed to be effective on the next Banking Day. A “Banking Day” is any day other than a Saturday, Sunday or other day on which Bank is or is authorized or required by law to be closed.

Within a reasonable time, after commencement of the Activation Effective Time and continuing on each Banking Day thereafter, Bank shall wire transfer all immediately available Funds in the Account to the account specified below:

Bank Name:	N/A
Bank Address:	N/A
ABA No.:	N/A
Account Name:	N/A
Account No.:	N/A
Beneficiary’s Name:	N/A

In the event Lender requests in writing a change to the above wire transfer instructions by sending a written notice to Bank in substantially the form of Exhibit A and sent to the location set forth hereunder, any such change requested by Lender shall commence within a reasonable time, but no earlier than two Banking Days, after the opening of business on the second Banking Day following the Banking Day on which such notice is acknowledged by Bank; provided, however, that if such receipt is acknowledged on any day after 12:00 noon, eastern time, the acknowledgement shall be deemed to have occurred on the next Banking Day.

Funds are not available if (i) they are not available pursuant to Bank’s funds availability policy as set forth in the Account Related Agreements or (ii) in the reasonable determination of Bank, (A) they are subject to hold, dispute or a binding order, judgment, decree or injunction or a garnishment, restraining notice or other legal process directing or prohibiting or otherwise restricting, the disposition of the Funds in the Account or (B) the transfer of such Funds would result in Bank failing to comply with a statute, rule or regulation.

3. Returned Items. Lender and Company understand and agree that the face amount (“Returned Item Amount”) of each Returned Item (as defined herein) may be paid by Bank debiting the Account to which the Returned Item was originally credited, without prior notice to Lender or Company. As used in this Agreement, the term “Returned Item”

means (i) any item deposited to an Account and returned unpaid or otherwise uncollected, whether for insufficient funds or for any other reason, and without regard to timeliness of the return or the occurrence or timeliness of any drawee’s notice of non-payment; (ii) any item subject to, a claim against Bank of breach of transfer or presentment warranty under the Uniform Commercial Code (as adopted in the applicable state), Regulation CC (12 C.F.R. §229), clearing house operating rules or NACHA as in effect from time to time; (iii) any ACH entry credited to the Account and returned unpaid or subject to an adjustment entry under applicable clearing house rules, whether for insufficient funds or for any other reason, and without regard to timeliness of the return or adjustment; (iv) any credit to the Account from a merchant card transaction, against which a contractual demand for chargeback has been made; and (v) any credit to the Account made in error and any other adjustments including those due to encoding errors or other items posted to the account in error.

4. Settlement Items. Lender and Company understand and agree that Bank may pay the face amount (“Settlement Item Amount”) of each Settlement Item (as defined herein) by debiting the applicable Account, without prior notice to Lender or Company. As used in this Agreement, the term “Settlement Item” means (i) each check or other payment order drawn on or payable against any controlled disbursement account, a Controlled Balance Account (as defined below)or other deposit account at any time linked to any Account by a controlled balance arrangement (each a “Linked Account”), which Bank takes for deposit or value, cashes or exchanges for a cashier’s check or official check in the ordinary course of business prior to the Activation Effective Time, and which is presented for settlement against the Account (after having been presented against the Linked Account) after the Activation Effective Time, (ii) each check or other payment order drawn on or payable against an Account, which, prior to the Activation Effective Time, Bank takes for deposit or value, assures payment pursuant to a banker’s acceptance, cashes or exchanges for a cashier’s check or official check in the ordinary course of business after Bank’s cutoff time for posting, (iii) each ACH credit entry initiated by Bank, as originating depository financial institution, on behalf of Company, as originator, prior to Activation Effective Time, which ACH credit entry settles after Activation Effective Time, and (iv) any other payment order drawn on or payable against an Account, which Bank has paid or funded prior to the Activation Effective Time, and which is first presented for settlement against the Account in the ordinary course of business after the Activation Effective Time. Company and Lender acknowledge and agree that if there are Linked Accounts not subject to this Agreement, that upon commencement of the Activation Effective Time any such Linked Accounts will be de-linked and will no longer transfer balances to or from the Account. “Controlled Balance Account” is a deposit account that is linked to one or more other deposit accounts in order to allow transfers to be made between such accounts on an automated basis, pursuant to the Company’s instructions, in order to maintain a specified balance in one or more of the Linked Accounts, including, without limitation, zero balance arrangements where transfers are made to a subaccount from a master account or from a subaccount to a master account at the end of each Banking Day in order to maintain a zero balance in such subaccount at the end of such Banking Day.

5. Account Related Agreements. This Agreement supplements, rather than replaces, the Account Related Agreements. The Account Related Agreements will continue to apply to the Account and cash management or similar services provided by Bank or any affiliate of Bank in connection with the Account to the extent not directly in conflict with the provisions of this Agreement (provided, however, that in the event of any such conflict, the provisions of this Agreement shall control).

6. Lockboxes. To the extent that any Funds to be deposited to the Account have been received in one or more post office lockboxes maintained for Company by Bank (each a “Lockbox”) and have been or will be processed by Bank for deposit to the Account in accordance with the terms of the applicable Account Related Agreement (the “Remittances”), Company acknowledges that Company has granted to Lender a security interest in all Remittances. Company agrees that after the effective date of this Agreement, Company will not instruct Bank regarding the receipt, processing or deposit of Remittances nor will it attempt to change or redirect the items deposited in the Lockbox. Company and Lender acknowledge and agree that Bank’s operation of each Lockbox, and the receipt, retrieval, processing and deposit of Remittances, will at all times be governed by Bank’s Account Related Agreements.

7. Bank Subordination and Permitted Debits. Bank agrees that, after the Activation Effective Time, Bank shall not offset, charge, deduct, debit or otherwise withdraw funds from the Account, except as permitted by this Section 7, until Bank has been advised in writing by Lender that this Agreement has been terminated. Lender shall notify Bank promptly in writing upon payment in full of Company’s obligations by means of a Termination Notice (defined below).

Continuing after commencement of the Activation Effective Time, Bank is permitted to debit the Account for:

(a) Bank’s fees and charges relating to the Account or associated with this Agreement and any other charges, fees, expenses, payments and other amounts for treasury management services or card services provided by Bank to the Company, including, without limitation, funds transfer (origination or receipt), trade, merchant card, lockbox, stop payment, positive pay, automatic investment, imaging, and information services (collectively “Bank Fees”);

(b) any Returned Item Amounts;

(c) any Settlement Item Amounts; and

(d) chargebacks regarding merchant card deposits, merchant card fees and debits related to cash vault coin and currency requests (“Permitted Debits”).

Bank’s right to debit the Account under this Section 7 shall exist notwithstanding any obligation of the Company or Lender to reimburse or indemnify Bank.

8. Company and Lender Responsibilities.

(a) If the balances in the Account are not sufficient to compensate Bank for any Bank Fees, Company agrees to pay Bank on demand the amount due Bank. If Company fails to so pay Bank and such Bank Fees are incurred on or after the Activation Effective Time, Lender agrees to pay Bank within five days after Bank’s demand to Lender with respect to such Bank Fees. The failure of Company or Lender to so pay Bank shall constitute a breach of this Agreement.

(b) If the balances in the Account are not sufficient to compensate Bank for any Returned Item Amounts or Settlement Item Amounts, Company agrees to pay Bank on demand the amount due Bank. If Company fails to so pay Bank immediately upon demand, Lender agrees to pay Bank the amount due within five days after Bank’s demand to Lender to pay such amount up to any amount transferred to an account designated by Lender. The failure by Company or Lender to so pay Bank shall constitute a breach of this Agreement.

(c) Bank is authorized, without prior notice and without regard to this Agreement or any other control agreement with Lender, from time to time to debit any other account Company may have with Bank for the amount or amounts due Bank under this Agreement or any other Account Related Agreement.

(d) At the request of Bank, Company agrees to provide Bank with monthly unaudited and annual audited financial statements within a reasonable period of time after the end of each month or year-end, as applicable, to Bank’s address set forth below.

9. Bank Statements. Upon written request by Lender, in addition to the original Bank statement for the Account provided to Company, Bank will provide Lender with a duplicate of such statement.

10. Bank’s Responsibility/Limitation of Liability.

(a) Bank will not be liable to Company or Lender for any expense, claim, loss, damage or cost (“Damages”) arising out of or relating to its performance or failure to perform under this Agreement other than those Damages that result solely and directly from Bank’s acts or omissions constituting gross negligence or intentional misconduct as determined in a court of competent jurisdiction in a final non-appealable order. Bank’s obligations hereunder shall be that of a depository bank, and nothing in this Agreement shall create custodial or bailee obligations.

(b) Notwithstanding the foregoing, in the event that a court or other trier of fact determines that Bank breached its obligations owing under this Agreement, Company and Lender agree that the amount that may be awarded, for whatever reason or cause, shall in no event exceed the fee actually paid to Bank for Bank’s agreement to provide the services required under this Agreement. In no event will Bank be liable for any special, indirect, exemplary, punitive or consequential damages, including but not limited to lost profits.

(c) Bank will be excused from any failure to act or delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of Bank, if (i) such failure or delay is caused by circumstances beyond Bank’s reasonable control, including but not limited to legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, acts of terrorism, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communications or transmission facilities, equipment failure, or negligence or default of Company or Lender or (ii) such failure or delay resulted from Bank’s reasonable belief that the action would have violated any of Bank’s guidelines or policies, or rule or regulation of any governmental authority.

(d) Bank shall have no duty to inquire or determine whether Company’s obligations to Lender are in default or whether Lender is entitled to provide any Lender Instructions to Bank. Bank may rely on notices and communications it believes in good faith to be genuine and given by the appropriate party. Bank may accept, acknowledge or act upon any notice, instructions or other directions hereunder that contain minor mistakes or other irregularities, including notices that fail to attach an accurate copy of this Agreement.

(e) Notwithstanding any of the other provisions in this Agreement, in the event of the commencement of a case pursuant to Title 11, United States Code, filed by or against Company, or in the event of the commencement of any similar case under then applicable federal or state law providing for the relief of debtors or the protection of creditors by or against Company, Bank may act as Bank deems reasonably necessary to comply with all applicable provisions of governing statutes and shall not be in violation of this Agreement as a result.

(f) Bank shall be permitted to comply with any writ, levy, order or other similar judicial or regulatory order or process concerning the Account or any Funds and shall not be in violation of this Agreement for so doing.

11. Indemnities.

(a) Company shall indemnify, defend and hold harmless Bank against all liabilities, expense, claim, loss, damage or cost of any nature (including but not limited to allocated costs of in-house legal services and other reasonable attorney’s fees) and any other fees and expenses, whether to Bank or to third parties (“Losses”) in any way arising out of or relating to this Agreement, including all costs of settlement of claims. This section does not apply to any Losses solely attributable to gross negligence or intentional misconduct of Bank as determined by a court of competent jurisdiction in a final non-appealable order.

(b) Lender shall indemnify, defend and hold harmless Bank against all Losses arising out of or relating to this Agreement other than Losses solely attributable to Bank’s gross negligence or intentional misconduct as determined by a court of competent jurisdiction in a final non-appealable order.

(c) Company shall pay to Bank, upon receipt of Bank’s invoice, all costs, expenses and reasonable attorneys’ fees (including allocated costs for in-house legal services) incurred by Bank in connection with the enforcement of this Agreement or any related instrument or agreement, including but not limited to any costs, expenses and fees arising out of the resolution of any conflict, dispute, motion regarding entitlement to rights or rights of action, or other action relating to Bank’s rights or obligations in a case arising under Title 11, United States Code. Company agrees to pay Bank, upon receipt of Bank’s invoice, all costs, expenses and attorneys’ fees (including allocated costs for in-house legal services) incurred by Bank in the preparation and administration of this Agreement or any related instrument or agreement (including any amendments thereto).

(d) Lender shall pay to Bank, upon receipt of Bank’s invoice, all reasonable costs, expenses and reasonable attorneys’ fees (including allocated costs for in-house legal services) incurred by Bank in connection with the enforcement against Lender of its obligations hereunder.

12. Termination and Assignment of this Agreement.

(a) Lender may terminate this Agreement by providing notice substantially in the form of Exhibit B (“Termination Notice”) together with a copy of this Agreement to Company and Bank, provided that Bank shall have a reasonable time to act on such termination. Lender may assign this Agreement by providing 30 days’ prior written notice of such assignment together with a copy of this Agreement to Company and Bank. Bank may terminate this Agreement upon 30 days’ prior written notice to Company and Lender. Company may not terminate this Agreement except with the written consent of Lender and upon prior written notice to Bank.

(b) Notwithstanding subsection 12(a), Bank may terminate this Agreement at any time by written notice to Company and Lender if either Company or Lender breaches any of the terms of this Agreement, or if Company breaches any other agreement with Bank.

(c) Sections 8, 10 and 11 shall survive any termination of this Agreement.

13. Representations and Warranties.

(a) Each party represents and warrants to the other parties that (i) this Agreement constitutes its duly authorized, legal, valid, binding and enforceable obligation; (ii) the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereunder will not (A) constitute or result in a breach of its certificate or articles of incorporation, by-laws or partnership agreement, as applicable, or the provisions of any material contract to which it is a party or by which it is bound or (B) result in the violation of any law, regulation, judgment, decree or governmental order applicable to it; and (iii) all approvals and authorizations required to permit the execution, delivery, performance and consummation of this Agreement and the transactions contemplated hereunder have been obtained.

(b) Company agrees that it shall be deemed to make and renew each representation and warranty in subsection 13(a) on and as of each day on which Company uses the services set forth in this Agreement. Lender agrees it shall be deemed to make and renew each representation and warranty in subsection 13(a) upon sending any Lender’s Instructions to Bank.

14. Miscellaneous.

(a) This Agreement may be amended only by a writing signed by Company, Lender and Bank; except that Bank Fees are subject to change by Bank upon 30 days’ prior written notice to Company.

(b) This Agreement may be executed in counterparts; all such counterparts shall constitute but one and the same agreement. This Agreement shall become effective when it shall have been executed by Bank and when Bank shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

(c) This Agreement controls in the event of any conflict between this Agreement and any other document or written or oral statement. This Agreement supersedes all prior understandings, writings, proposals, representations and communications, oral or written, of any party relating to the subject matter hereof.

(d) This Agreement shall be interpreted in accordance with Pennsylvania law, without reference to that state’s conflict of law principles.

(e) Any written notice or other written communication to be given under this Agreement shall be addressed or faxed to each party at its address or fax number set forth on the signature page of this Agreement or to such other address or fax numbers a party may specify in writing in accordance with this Section 14. Except as otherwise expressly provided herein, any such notice sent via (i) mail or overnight courier shall be effective upon receipt or (ii) fax transmission shall be effective upon successful transmission thereof, provided such notice is also sent via overnight courier.

(f) Nothing contained in the Agreement shall create any agency, fiduciary, joint venture or partnership relationship among any of Bank, Company or Lender, and nothing in this Agreement shall create custodial or bailee obligations of Bank to any party. Company and Lender agree that nothing contained in this Agreement, nor any course of dealing among the parties to this Agreement, shall constitute a commitment or other obligation on the part of Bank to extend credit or services to Company or Lender.

(g) Each party hereto intentionally, knowingly and voluntarily irrevocably waives any right to trial by jury in any proceeding related to this Agreement.

The remainder of this page is intentionally left blank.

In Witness Whereof, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

RRE Farrington Holdings, LLC (“Company”)

By:	Address for notices:
Name:
Title:

Bank of America, N.A. (“Lender”)

By:	Address for notices:
Name:	Bank of America, N.A.
Title:

Bank of America, N.A. (“Bank”)

By:	Address for notices:
Name:	Bank of America, N.A.
Title:	2001 Clayton Road, Building B
Concord, CA 94520-2425 Attn: Blocked Account Support Mail Code: CA4-702-02-37 Telephone: 925.681.6165 Facsimile: 877.207.2524

EXHIBIT A
DEPOSIT ACCOUNT CONTROL AGREEMENT

[Letterhead of Lender]

To:	Bank of America, N.A.

[Address]

Re:	[Name of Company]

Account No.

Ladies and Gentlemen:

Reference is made to the Deposit Account Control Agreement dated                      (the “Agreement”) among [Company Name], us and you regarding the above-described account (the “Account”). In accordance with Section 2 of the Agreement, we hereby give you notice of our request to change the wire transfer instructions provided to Bank in the Agreement, and we hereby instruct you to transfer funds to the below account as follows:

Bank Name:
Bank Address:
ABA No.:
Account Name:
Account No.:
Beneficiary’s Name:

Very truly yours,

Bank of America, N.A., as Lender

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

BANK OF AMERICA, N.A., as Bank

By
Name:
Title:
Date:

EXHIBIT B

DEPOSIT ACCOUNT CONTROL AGREEMENT

Letterhead of Secured Party

, 20
Bank of America, N.A.

Attn:

Re:	Termination of Deposit Account Control Agreement

Account(s):

Ladies and Gentlemen:

Reference is made to that certain Deposit Account Control Agreement dated as of            , 20     (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Agreement”) among you,                      (the “Company”), and us as (“Lender”), a copy of which is attached hereto.

You are hereby notified that the Agreement is terminated with respect to the undersigned, and you have no further obligations to the undersigned thereunder and Lender is terminating its security interest in the Account. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to the Account from the Company.

This notice terminates any obligations you may have to the undersigned with respect to the Account.

Very truly yours,

Bank of America, N.A.,

as Lender